                                                                   EXHIBIT 10.20

                                      LEASE

                                     BETWEEN

                        HOLLIS R&D ASSOCIATES (LANDLORD)

                                       AND

                             BIOTIME, INC. (TENANT)

                                 HERITAGE SQUARE
                             Emeryville, California

                                      LEASE

                        ARTICLE 1--BASIC LEASE PROVISIONS

1.1   BASIC LEASE PROVISIONS

      In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

      (1)   BUILDING AND ADDRESS:

            6121  Hollis Street
            Emeryville, California 94608

      (2)   LANDLORD AND ADDRESS:

            Hollis R&D Associates
            1120 Nye Street, Suite 400
            San Rafael, California 94901

      Notices to Landlord shall be addressed:

            Hollis R&D Associates
            c/o Wareham Development Corporation
            1120 Nye Street, Suite 400
            San Rafael, California 94901

      (3)   TENANT AND ADDRESS:

            BioTime, Inc., a California corporation

      Notices to Tenant shall be addressed:

            BioTime, Inc.
            6121 Hollis Street, Suite 05
            Emeryville, CA  94608
            Attn: President

      (4)   DATE OF LEASE: as of May 4, 2005

      (5)   LEASE TERM: 60 months

      (6)   COMMENCEMENT DATE: June 1, 2005

      (7)   EXPIRATION DATE: May 31, 2010

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

      (8)   MONTHLY BASE RENT:

    Months           Base Rent
--------------       ----------
Months 1 - 12        $10,488.00
Months 13 - 24       $10,802.64
Months 25 - 36       $11,126.72
Months 37 - 48       $11,460.52
Months 49 - 60       $11,804.33

            Rent for the first month of the Term month in the amount of $10,488.00 shall be paid on the date of execution of the Lease by Tenant

            Tenant shall pay Tenant's Share of Operating Expenses and Taxes commencing on the Commencement Date

      (9)   RENTABLE AREA OF THE PREMISES: 5,244 rentable square feet.

      (10)  SECURITY DEPOSIT:

            $20,976.00

            The Security Deposit shall be paid concurrently with the execution of this Lease by Tenant.

            If Tenant notifies Landlord that it elects to use the Improvement Loan, concurrently with its notification to Landlord, Tenant shall increase the Security Deposit by the amount of $10,488.00.

      (12) TENANT'S USE OF PREMISES: General office and research and development use, including lab and related uses, subject in each case to receipt of all necessary approvals from the City of Emeryville and all other governmental authorities having jurisdiction over the Premises or over the use thereof, and subject to all of the provisions of this Lease. Tenant shall obtain, at its sole cost and expense, all permits and approvals required to comply with all applicable governmental regulations.

      (13) IMPROVEMENT LOAN: Provided that a Default has not occurred with respect to Tenant, after the Commencement Date, Landlord will lend Tenant up to $52,444.00 solely for the purpose of paying for additional improvements to the Premises and for no other purposes, which amount shall be amortized and repaid during the remaining term in equal monthly installments together with interest at the rate of 8% per annum, compounded monthly. ("Improvement Loan"). The Improvement Loan shall be funded to Tenant upon the completion of the Tenant Improvements and compliance by Tenant with the terms and conditions of the Workletter. Landlord shall provide Tenant with a schedule of repayment promptly following Tenant's utilization of the Improvement Loan.

      (14) PARKING: Up to 16 unreserved parking spaces on the Heritage Square lot behind the Building or other lots owned or controlled by Landlord in the vicinity of the Building.

      (15)  BROKERS:

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             Landlord's Broker:       Cornish & Carey Commercial
                                      5980 Horton Street
                                      Emeryville, Ca 94608

             Tenant's Broker:         Aegis Realty
                                      130 Webster Street, Suite 200
                                      Oakland, CA 94607

            (16) TENANT'S SHARE: As of the date of this Lease, the Building is comprised of 78,110 rentable square feet and Tenant's Share thereof is 6.71% and Project is comprised of 94,480 rentable square feet and Tenant's Share thereof is 5.55%. The square footages are subject to change in the future per the terms of this Lease.

1.2   DEFINITIONS

      For purposes hereof, the following terms shall have the following meanings:

      COMMON AREAS: Collectively, (A) all areas of the Project made available by Landlord from time to time for the general common use or benefit of all tenants of the Building, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time, including walkways, parking areas and garages, health club facilities and landscaping but excluding interior space in other office buildings and (B) all common areas and facilities of the Building, including without limitation the stairways, corridors, lobbies, elevators, lavatories, risers, and conduits.

      ENVIRONMENTAL LAWS: All Laws governing the use, storage, disposal or generation of any Hazardous Material, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the Resource Conservation and Recovery Act of 1976, as amended.

      HAZARDOUS MATERIAL: Such substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic under any Environmental Law; and explosives and firearms, radioactive material, asbestos, polychlorinated biphenyls, and petroleum products.

      INDEMNITEES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective partners, members, directors, officers, agents and employees.

      LAND: The parcel(s) of real estate on which the Building and Project are located.

      LAWS OR LAW: All laws, ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Property, the Premises or Tenant's activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.

      LEASE YEAR: The twelve month period beginning on the Commencement Date, and each subsequent twelve month, or shorter, period until the Expiration Date.

      OPERATING EXPENSES: All costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, replacement and repair of the Building and the Project (including, without

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

limitation, management fees (not to exceed 3.5% of gross revenues of the Project), and property management costs and expenses, and the amortized portion of any capital expenditure or improvement, together with interest thereon on loans from third parties not affiliated with Landlord, and the costs of changing utility service providers). Operating Expenses shall not include, (i) costs of alterations of any premises of any tenants of the Project, (ii) depreciation charges, (iii) interest and principal payments on loans (except for loans for capital improvements which Landlord is allowed to include in Operating Expenses as provided above), (iv) ground rental payments, (v) real estate brokerage and leasing commissions, (vi) advertising and marketing expenses, (vii) costs of Landlord reimbursed by insurance proceeds, (viii) expenses incurred in negotiating leases of tenants in the Project or enforcing lease obligations of tenants in the Project, (ix) expenses for any item or service which tenant pays directly to a third party or separately reimburses Landlord and expenses incurred by Landlord to the extent the same are reimbursed from any other tenants, occupants of the property, or third parties. (x) costs of utilities and/or special services rendered to individual tenants (including tenant) for which a special charge is made, (xi) any expenses for repairs or maintenance which are reimbursed from third parties through warranties or service contracts,
(xii) Landlord's general overhead and general administrative expenses, including without limitation, the salaries of any officer of Landlord, (xiii) costs, fines, interest or penalties incurred due to Landlord's violation of Laws, (xiv) costs incurred in connection with the removal, encapsulation or other treatment of any hazardous materials (classified as such on the date of this Lease) existing in the Project on the date hereof or arising thereafter except as may be the responsibility of Tenant hereunder, (xv) the cost of re-constructing any building of the Project that was significantly or totally destroyed by an uninsured casualty, (xvi) costs arising from the gross negligence or willful misconduct of Landlord or Landlord's agents, or employees, (xvii) costs arising from Landlord's charitable or political contributions, and (xviii) the cost of tenant-specific exterior signage grants to any tenant of the Project. If any Operating Expense, though paid in one year, relates to more than one calendar year, such expense shall be proportionately allocated among such related calendar years. Operating Expenses for the Building that are not, in Landlord's reasonable discretion, allocable solely to either the lab, office or retail portion of the Building shall be equitably allocated by Landlord between such uses. Landlord may in its reasonable discretion allocate Operating Expenses between tenants to reflect different uses, utility consumption and other variables.

      PROJECT or PROPERTY: The Project consists of the three building complex known as Heritage Square located in Emeryville, California, associated surface and garage parking as designated by Landlord from time to time, on and off site amenities, the health club facilities (if applicable), landscaping and improvements, together with the Land, any associated interests in real property, and the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in conjunction with any of the foregoing.

      REAL PROPERTY: The Property excluding any personal property or trade fixtures.

      RENT: Collectively, Monthly Base Rent, Rent Adjustments and Rent Adjustment Deposits, and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.

      RENT ADJUSTMENT: Any amounts owed by Tenant for payment of Operating Expenses or Taxes. The Rent Adjustments shall be determined and paid as provided in Article Four.

      RENT ADJUSTMENT DEPOSIT: An amount equal to Landlord's estimate of the Rent Adjustment attributable to each month of the applicable Lease Year. On or before the beginning of each Lease Year or with Landlord's Statement (defined in Article Four), Landlord may estimate and notify Tenant in writing of its estimate of the Operating Expenses and of Taxes for such Lease Year. Prior to the first determination by Landlord of the amount of Operating Expenses and of Taxes for the first Lease Year, Landlord may estimate such amounts in the foregoing calculation. The last estimate by Landlord shall remain in effect as the applicable Rent Adjustment Deposit unless and until Landlord notifies Tenant in writing of a change, which notice may be given by Landlord from time to time during a Lease Year.

      RENTABLE AREA OF THE PROJECT: The amount of square footage which represents the sum of the rentable area of all space intended for occupancy in the Project, as reasonably determined by Landlord from time to time per BOMA standards; and Landlord shall notify Tenant of any adjustments in such rentable area and any corresponding change in Tenant's Share.

      TAXES: All federal, state and local governmental taxes, assessments and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Property or any of its components (including any personal property used in connection therewith), which may also include any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes. For purposes hereof, Taxes for any year shall be Taxes which are assessed for any period of such year, whether or not such Taxes are billed and payable in a subsequent calendar year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys' fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes for any year shall be reduced by the amount of any tax refund received by Landlord attributable to such year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Notwithstanding the foregoing, Taxes shall not include any federal or state inheritance, general income, documentary, inheritance or gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes. Taxes shall not include interest and penalties assessed by reason of Landlord's failure to pay such Taxes when due.

      TENANT ALTERATIONS: Alterations and additions made by Tenant, or by Landlord at Tenant's request, to prepare the leased premises for Tenant's occupancy, or otherwise made during the Term.

      TENANT'S SHARE: The percentage that represents the ratio of the Rentable Area of the Premises to the Rentable Area of the Project, as determined by Landlord per BOMA Standards from time to time, and with respect to Operating Expenses allocated solely to the Building (and not including Operating Expenses allocable solely to the other buildings in the Project), the percentage that represents the ratio of the Rentable Area of the Premises to the Rentable Area of the Building, as determined by Landlord per BOMA Standards from time to time. Tenant's Base Rent shall not change during the Term but Tenant's Share may change based upon the Rentable Area of the Project from time to time.

      TERM: The term of this Lease commencing on the Commencement Date and expiring on the Expiration Date.

   ARTICLE 2--PREMISES, TERM, FAILURE TO GIVE POSSESSION, PARKING, OPTION TO
                                     EXTEND

2.1   LEASE OF PREMISES

      Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the space located in the Building and depicted on Exhibit A attached hereto (the "Premises") for the Term and upon the terms, covenants and conditions provided in this Lease. The Premises shall include the right in common to use the Common Areas, including the right to use the existing health club facility in EmeryStation 1.

Each person using the gym shall pay a one time charge of $50 and sign a liability agreement to receive an access card to the gym

2.2   TERM

      The Commencement Date shall be June 1, 2005 and the Expiration Date shall be May 31, 2010.

2.3   CONDITION OF PREMISES

      Landlord shall, at its cost and expense, perform the following work ("Landlord Work") prior to the Commencement Date: paint and recarpet the office portion of the Premises and remove two lab benches in the lab space.

      Except for the Landlord Work, Tenant shall be conclusively deemed to have accepted the Premises "AS IS" in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of the Premises. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Real Property and no representation regarding the condition of the Premises or the Real Property has been made by or on behalf of Landlord to Tenant, except as specifically stated in this Lease.

      If Tenant constructs tenant improvements in the Premises, it shall construct such improvements pursuant to the terms of the Work Letter attached hereto as Exhibit B.

2.4   PARKING

      During the Term, Tenant shall have the right to use up to the number of spaces specified in Section 1.1 for parking. Parking shall be available 24 hours a day, 7 days per week, except for legal holidays. The charge for such spaces shall be (i) $65.00 per space per month during months 1-30 of the term, (ii) $75.00 per space per month during months 31-60 of the term, and (iii) at market rates thereafter. The locations and type of parking shall be designated by Landlord or Landlord's parking operator from time to time. Tenant acknowledges and agrees that the parking spaces serving the Project may include a mixture of spaces for compact vehicles as well as full-size passenger automobiles, and that Tenant shall not use parking spaces for vehicles larger than the striped size of the parking spaces. All vehicles utilizing Tenant's parking privileges shall prominently display identification stickers or other markers, and/or have passes or keycards for ingress and egress, as may be required and provided by Landlord or its parking operator from time to time. Tenant shall comply with any and all parking rules and regulations from time to time reasonably established by Landlord or Landlord's parking operator, including a requirement that Tenant pay to Landlord or Landlord's parking operator a charge for loss and replacement of passes, keycards, identification stickers or markers, and for any and all loss or other damage caused by persons or vehicles related to use of Tenant's parking privileges. Tenant shall not allow any vehicles using Tenant's parking privileges to be parked, loaded or unloaded except in accordance with such rules, including in the areas and in the manner designated by Landlord or its parking operator for such activities.

2.5   OPTION TO EXTEND

            (a) Landlord hereby grants Tenant an option to extend the term of the Lease for one additional period of five (5) years, commencing immediately after the expiration of the initial term, upon the same material terms and conditions contained herein, except that (i) the Monthly Base Rent for the Premises shall be equal to 95% of the fair market rent for the Premises determined in the manner set forth in subparagraph (b) below and (ii) Tenant shall accept the Premises in an "as is" condition without any obligation of Landlord to remodel, repair, improve or alter the Premises. Tenant's election to exercise the option granted herein must be given to Landlord in writing no less than nine (9) months prior to expiration of the initial term. If Tenant properly exercises the option granted herein, references in the Lease to the term shall be deemed to mean the option term unless the context clearly provides otherwise. Notwithstanding anything to the contrary contained, herein, all option rights of Tenant pursuant to this Section shall automatically terminate without notice and shall be of no further force and effect, whether or not Tenant has timely exercised the option granted herein, if a Default exists at the time of exercise of the option (which is not cured within 30 days after such notice of exercise is given by Tenant) or at the time of commencement of the option term.

            (b) If Tenant properly exercises its option to extend the term of the Lease, the Monthly Base Rent during the option term shall be determined in the following manner. The Monthly Base Rent shall be increased to an amount equal to 95% of the fair market rent for the Premises as of the commencement of the option term for a term equal to the option term, as specified by Landlord by notice to Tenant not less than thirty (30) days prior to commencement of the option term, subject to Tenant's right of arbitration as set forth below. The determination of the fair market rent shall take into account the then current market rentals for similar office and lab space in the Emeryville area including any free rent concessions. If Tenant believes that 95% of the fair market rent specified by Landlord exceeds 95% of the fair market rent for the Premises as of commencement of the option term, then Tenant shall so notify Landlord within five (5) business days following receipt of Landlord's notice. If Tenant fails to so notify Landlord within said five (5) business days, Landlord's determination of 95% of the fair market rent for the Premises shall be final and binding upon the parties. If the parties are unable to agree upon 95% of the fair market rent for the Premises within ten (10) days after Landlord's receipt of notice of Tenant's objection, the amount of Monthly Base Rent as of commencement of the option term shall be determined as follows:

      (1) Within 20 days after receipt of Landlord's notice specifying fair market rent, Tenant, at its sole expense, shall obtain and deliver in writing to Landlord a determination of 95% of the fair market rent for the Premises for a term equal to the option term from a broker ("Tenant's broker") licensed in the State of California and engaged in the office brokerage business in the area of Oakland, Emeryville and Berkeley, California, for at least the immediately preceding five (5) years. If Landlord accepts such determination, the Monthly Base Rent for the option term shall be increased to an amount equal to of the amount determined by Tenant's broker.

      (2) If Landlord does not accept such determination, within 15 days after receipt of the determination of Tenant's broker, Landlord shall designate a broker ("Landlord's broker") licensed in the State of California and engaged in the office brokerage business in the area of Oakland, Emeryville and Berkeley, California, for at least the immediately preceding five (5) years.

      (3) Landlord's broker and Tenant's broker shall name a third broker, similarly qualified, within five (5) days after the appointment of Landlord's broker. Each of said three brokers shall determine 95% of the fair market rent for the Premises as of the commencement of the option term for a term equal to the option term of the Lease within 15 days after the appointment of the third broker. The third broker shall choose the determination of the Landlord's broker or the Tenant's broker which is closest to its own determination of 95% of the fair market rent. The Base Rent payable by Tenant effective as of the commencement of the renewal Term shall be the rent proposed by either Landlord's broker or Tenant's broker which is closest to the determination of 95% of the fair market rent by the third broker.

      (4) Landlord shall pay the costs and fees of Landlord's broker in connection with any determination hereunder, and Tenant shall pay the costs and fees of Tenant's broker in connection

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with such determination. The costs and fees of any third broker shall be paid one-half by Landlord and one-half by Tenant.

            (c) If the amount of the fair market rent is not known as of the commencement of the option term, then Tenant shall continue to pay the Monthly Base Rent in effect at the expiration of the initial term until the amount of the fair market basic rent is determined. When such determination is made, Tenant shall pay any deficiency to Landlord upon demand. Notwithstanding any provision of this Section 1, in no event shall the Monthly Base Rent payable during the option term be less than the sum of (i) the Monthly Base Rent in effect immediately prior to the expiration of the initial term, and (ii) the Rent Adjustment payable by Tenant on a per square foot basis during the last Lease Year of the initial term of the Lease.

                                ARTICLE 3--RENT

         Tenant agrees to pay to Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, Rent, including Monthly Base Rent and Rent Adjustments in accordance with Article Four, during the Term. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term, except that the installment of Monthly Base Rent for the first month in which rent is payable shall be paid by Tenant to Landlord concurrently with execution of this Lease. Monthly Base Rent shall be prorated for partial months within the Term. Unpaid Rent shall bear interest at the rate of two (2) percentage points above the rate then most recently announced by Bank of America N.T.&S.A. at its San Francisco main office as its base lending reference rate, from time to time announced, but in no event higher than the maximum rate permitted by Law ("Default Rate") from the date due until paid. Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease.

                    ARTICLE 4--RENT ADJUSTMENTS AND PAYMENTS

4.1   RENT ADJUSTMENTS

      Commencing on the Commencement Date, Tenant shall pay to Landlord Rent Adjustments with respect to each Lease Year as follows:

                  (i) The Rent Adjustment Deposit representing Tenant's Share of Operating Expenses for the applicable Lease Year, monthly during the Term with the payment of Monthly Base Rent; and

                  (ii) The Rent Adjustment Deposit representing Tenant's Share of Taxes for the applicable Lease Year, monthly during the Term with the payment of Monthly Base Rent; and

                  (iii) Any Rent Adjustments due in excess of the Rent Adjustment Deposits in accordance with Section 4.2. Rent Adjustments due from Tenant to Landlord for any Lease Year shall be Tenant's Share of Operating Expenses for such year and Tenant's Share of Taxes for such year.

4.2   STATEMENT OF LANDLORD

      As soon as feasible after the expiration of each calendar year, Landlord will furnish Tenant a statement ("Landlord's Statement") showing the following:

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

                  (i) Operating Expenses and Taxes for the calendar year;

                  (ii) The amount of Rent Adjustments due Landlord for the last calendar year, less credit for Rent Adjustment Deposits paid, if any; and

                  (iii) Any change in the Rent Adjustment Deposit due monthly in the current calendar year, including the amount or revised amount due for months preceding any such change pursuant to Landlord's Statement.

      Tenant shall pay to Landlord within ten (10) days after receipt of such statement any amounts for Rent Adjustments then due in accordance with Landlord's Statement. Any amounts due from Landlord to Tenant pursuant to this Section shall be credited to the Rent Adjustment Deposit next coming due, or refunded to Tenant if the Term has already expired provided Tenant is not in Default hereunder. No interest or penalties shall accrue on any amounts that Landlord is obligated to credit or refund to Tenant by reason of this Section
4.2. Landlord's failure to deliver Landlord's Statement or to compute the amount of the Rent Adjustments shall not constitute a waiver by Landlord of its right to deliver such items nor constitute a waiver or release of Tenant's obligations to pay such amounts. Landlord reserves the right to amend such statement if additional or amended information is received with respect to Operating Expenses and Taxes for such calendar year. The Rent Adjustment Deposit shall be credited against Rent Adjustments due for the applicable Lease Year. During the last complete Lease Year or during any partial Lease Year in which the Lease terminates, Landlord may include in the Rent Adjustment Deposit its estimate of Rent Adjustments which may not be finally determined until after the termination of this Lease. Tenant's obligation to pay Rent Adjustments survives the expiration or termination of the Lease. Notwithstanding the foregoing, in no event shall the sum of Monthly Base Rent and the Rent Adjustments be less than the Monthly Base Rent payable.

4.3   BOOKS AND RECORDS

      Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with sound accounting and management practices, consistently applied. Tenant shall have the right, for a period of sixty (60) days following the date upon which Landlord's Statement is delivered to Tenant, to notify Landlord that it is challenging such statement If Tenant provides such notice of its election to challenge the statement, the Tenant or its representative (which representative shall not be paid on a contingency basis) to examine the Landlord's books and records with respect to the items in the foregoing statement of Operating Expenses and Taxes during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to Landlord's Statement within thirty (30) days of Tenant's audit thereof, specifying the nature of the item in dispute and the reasons therefor, then Landlord's Statement shall be considered final and accepted by Tenant. If Tenant does dispute any Landlord's Statement, Tenant shall deliver a copy of any such audit to Landlord at the time of notification of the dispute. If Landlord and Tenant do not resolve such dispute within thirty
(30) days, Tenant shall have a period of sixty (60)days in which to file a legal action protesting such statement. If Tenant does not file such proceeding on a timely basis, Tenant shall have waived its right to contest such statement. If such adjudication determines that Tenant was overcharged by greater than five percent (5%), Landlord shall pay the cost of such audit. Any amount due to the Landlord as shown on Landlord's Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any such written exception. In no event shall Tenant be permitted to examine Landlord's records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due. Upon resolution of any dispute with respect to Operating Expenses and Taxes, Tenant shall either pay Landlord any shortfall or Landlord shall credit Tenant with respect to any overages paid by Tenant. The records obtained by Tenant shall be treated as confidential and neither Tenant nor any of its representatives or agents shall disclose or discuss the information set forth in the audit to or with any other person or entity except as required by Laws or in connection with any lawsuit or other proceeding to which Landlord is a party ("Confidentiality Requirement"). Tenant shall indemnify and hold Landlord harmless for any losses or damages arising out of the breach of the Confidentiality Requirement.

4.4   PARTIAL OCCUPANCY

      For purposes of determining the Operating Expenses, if the Building and/or Project is not fully leased during all or a portion of any year during the Term, Landlord shall make appropriate adjustments to those Operating Expenses which vary with occupancy for such year employing sound accounting and management principles consistently applied, to determine the amount of Operating Expenses that would have been paid or incurred by Landlord had the Building and/or Project been fully occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. In no event shall Landlord collect from Tenant and the other tenants more than 100% of the Operating Expenses for such year. Taxes and insurance shall be deemed not to vary with occupancy.

4.5   TENANT OR LEASE SPECIFIC TAXES

      In addition to Monthly Base Rent, Rent Adjustments, Rent Adjustment Deposits and other charges to be paid by Tenant, Tenant shall pay to Landlord, upon demand, any and all taxes payable by Landlord whether or not now customary or within the contemplation of the parties hereto: (a) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (b) upon the measured value of Tenant's personal property located in the Premises or in any storeroom or any other place in the Premises or the Property, or the areas used in connection with the operation of the Property.

                          ARTICLE 5--SECURITY DEPOSIT

      Tenant shall provide Landlord with a cash Security Deposit on the date of its execution of this Lease. The Security Deposit may be applied by Landlord to cure, in whole or part, any Default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall replenish the Security Deposit in full by paying to Landlord within thirty (30) days of demand the amount so applied. Landlord's application of the Security Deposit shall not constitute a waiver of Tenant's Default to the extent that the Security Deposit does not fully compensate Landlord for all losses, damages, costs and expenses incurred by Landlord in connection with such default and shall not prejudice any other rights or remedies available to Landlord under this Lease or by Law. Landlord shall not pay any interest on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its general accounts. The Security Deposit shall not be deemed an advance payment of Rent or a measure of damages for any default by Tenant under this Lease, nor shall it be a bar or defense of any action that Landlord may at any time commence against Tenant. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of this Lease. Upon the transfer of Landlord's interest under this Lease, Landlord's obligation to Tenant with respect to the Security Deposit shall terminate upon transfer to the transferee of the Security Deposit, or any balance thereof. Except as otherwise expressly set forth herein, the Security Deposit, or any balance thereof, shall be returned to Tenant within thirty (30) days after Landlord recovers possession of the Premises. To the fullest extent permitted by law, Landlord may hold and apply the Security Deposit to post termination damages and, to the extent inconsistent, Tenant hereby waives any and all rights of Tenant under the provisions of Section 1950.7 of the California Civil Code or other Law regarding security deposits.

                              ARTICLE 6--SERVICES

6.1   LANDLORD'S GENERAL SERVICES

            (a) Landlord shall furnish the following services the cost of which services shall be included in Operating Expenses or shall be paid directly by Tenant as provided herein:

      (1) As an Operating Expense, tempered and cold water for use in lavatories in common with other tenants from the regular supply of the Building.

            (b) If Tenant uses heat generating machines or equipment in the Premises (other than customary office equipment) to an extent which adversely affects the temperature otherwise maintained by the air-cooling system or whenever the occupancy or electrical load adversely affects the temperature otherwise maintained by the air-cooling system as specified below, Landlord reserves the right upon fifteen (15) days prior written notice to install or to require Tenant to install supplementary air-conditioning units in the Premises. Tenant shall bear all costs and expenses related to the installation, maintenance and operation of such units.

6.2   ELECTRICAL SERVICES

            (a) Landlord shall furnish to the Premises at Tenant's expense, electric current for general office and lab use. Such electric service shall be payable by Tenant, at Landlord's election, either directly to the utility provider or to Landlord.

            (b) Tenant's use of electric current shall at no time exceed the capacity of the wiring, feeders and risers providing electric current to the Premises or the Building. The consent of Landlord to the installation of electric equipment shall not relieve Tenant from the obligation to limit usage of electricity to no more than such capacity. Landlord represents that the Building's electrical capacity is sufficient to accommodate customary office uses, the data room and all existing back-up systems.

            (c) If the Premises are not separately metered, Landlord will install one or more meters to measure electric current furnished to the Premises.

            (d) The Premises are served by an emergency generator which Landlord will maintain at Tenant's cost and expense. Notwithstanding the foregoing, Tenant may, with Landlord's approval, maintain such generator and shall comply with Landlord's maintenance guidelines therefor.

6.3   JANITORIAL SERVICES

      Landlord shall be responsible for providing janitorial service to the Premises and the Common Areas. Tenant shall pay as an Operating Expense for all janitorial services provided to the Premises as well as Tenant's Share of all janitorial services provided to the Common Areas.

6.4   ADDITIONAL AND AFTER-HOUR SERVICES

      At Tenant's written request, Landlord shall furnish additional quantities of any of the services or utilities specified in Section 6.1 during Standard Operating Hours and during additional hours if Landlord can reasonably do so, on the terms set forth herein. For HVAC service beyond Standard Operating Hours, Landlord's prevailing rate as of the date of this Lease includes a one (1) hour minimum per activation. If Tenant shall fail to make any such payment, Landlord may, upon notice to Tenant and in

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

addition to Landlord's other remedies under this Lease, discontinue any or all of such additional services. The utilities and HVAC systems will be available 24 hours a day, 7 days a week.

6.5   TELEPHONE SERVICES

      All telegraph, telephone, and communication connections which Tenant may desire shall be subject to Landlord's prior written approval, in Landlord's reasonable discretion, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord and shall be subject to the direction of Landlord, except that such approval is not required as to Tenant's telephone or computer equipment (including cabling) within the Premises and from the Premises in a route designated by Landlord to any telephone cabinet or panel provided on Tenant's floor or in the Building for Tenant's connection to the telephone cable serving the Building so long as Tenant's equipment does not require connections different than or additional to those to the telephone cabinet or panel provided. If Tenant fails to maintain all telephone cables and communication wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or communication wiring serving the Building, Landlord or any vendor hired by Landlord may upon not less than 48 hours notice except in the event of an emergency, enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in its commercially reasonable judgement in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord's costs in connection therewith). Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone or other communication service to the Premises and the Building, except to the extent that Landlord or Landlord's agents negligence or willful misconduct shall have caused said interruption, diminution, delay or discontinuance.

6.6   DELAYS IN FURNISHING SERVICES

      Tenant agrees that Landlord shall not be in breach of this Lease nor be liable to Tenant for damages or otherwise, for any failure to furnish, or a delay in furnishing, or a change in the quantity or character of any service when such failure, delay or change is occasioned, in whole or in material part, by repairs, improvements or mechanical breakdowns by the act or default of Tenant or other parties not agents of Landlord, or by an event of force majeure (any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord, including energy shortages or governmental preemption in connection with an act of God, a national emergency, or by reason of Law). No such failure, delay or change shall be deemed to be an eviction or disturbance of Tenant's use and possession of the Premises, or relieve Tenant from paying Rent or from performing any other obligations of Tenant under this Lease, without any deduction or offset. Failure to any extent to make available, or any slowdown, stoppage, or interruption of, the specified utility services resulting from any cause (except Landlord's failure to pay, as the same comes due, any charges payable by it to the service provider), including changes in service provider or Landlord's compliance with any requirements now or hereafter established by any governmental agency, board, or bureau having jurisdiction over the operation of the Property shall not render Landlord liable in any respect for damages to either persons, property, or business, nor be construed as an eviction of Tenant or work an abatement of Rent, nor relieve Tenant of Tenant's obligations for fulfillment of any covenant or agreement hereof.

6.7   SIGNAGE

      Initial Building standard signage for Tenant will be installed by Landlord, at its cost and expense, in the directory in the main lobby of the Project. Tenant shall have the right, at its sole cost and expense, to one slot on the monument sign at the entry to the parking lot.

              ARTICLE 7--POSSESSION, USE AND CONDITION OF PREMISES

      (a) Tenant shall occupy and use the Premises only for the uses specified in Section 1.1 to conduct Tenant's business. Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (1) is unlawful or in violation of any Law or Environmental Law; (2) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (3) is contrary to or prohibited by the terms and conditions of this Lease; or (4) would tend to create or continue a nuisance.

      (b) Landlord shall provide Tenant with keys to the Building, the cost of which shall be paid by Tenant.

      (c) Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as provided below, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, save and except the demising of the Premises as set forth above in Section 2.3, and (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by Tenant Alterations in the Premises. The foregoing notwithstanding, Landlord, and not Tenant, shall be responsible for making all government required improvements and alterations to the Premises and the Building which are required to cause the same to comply with the ADA, unless such improvements and alterations are required by virtue of alterations or improvements made by Tenant to the Premises after the Commencement Date or due to Tenant's particular manner of use of the Premises beyond usual and customary office and laboratory use.

      (d) Hazardous Materials.

            (1) Definitions. The following terms shall have the following meanings for purposes of this Lease:

                  (i) "Biohazardous Materials" means any and all substances and materials defined or referred to as a-medical waste," "biological waste," "biohazardous waste," "biohazardous material" or any other term of similar import under any Hazardous Materials Laws, including (but not limited to) California Health & Safety Code Sections 25105 et seq., and any regulations promulgated thereunder, as amended from time to time.

                  (ii) "Environmental Condition" means the Release of any Hazardous Materials in, over, on, under, through, from or about the Project (including, but not limited to, the Premises).

                  (iii) "Environmental Damages" means all claims, suits, judgments, damages, losses, penalties, fines, liabilities, encumbrances, liens, costs and expenses of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, arising out of or in connection with any Environmental Condition, including, to the extent arising out of an Environmental Condition, without limitation: (A) damages for personal injury, or for injury to Project or natural resources occurring on or off the Project, including without limitation (1) any claims brought by or on behalf of any person, (2) any loss of, lost use of, damage to or diminution in value of any Project or natural resource, and (3) costs of any investigation, remediation, removal, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or otherwise reasonably necessary to protect the public health or safety, whether on or off the Project; (B) reasonable fees incurred for the services of attorneys, consultants, contractors, experts and laboratories in connection with the preparation of any feasibility studies, investigations or reports or the performance of any work described above:
      (C) any liability to any third person or governmental agency to indemnify such person or agency for costs expended or liabilities incurred in connection with any items described in clause (A) or (B) above; (D) any fair market or fair market rental value of the Project; and (E) the amount of any penalties, damages or costs a party is required to pay or incur in excess of that which the party otherwise would reasonably have expected to pay or incur absent the existence of the applicable Environmental Condition.

                  (iv) "Handling," when used with reference to any substance or material, includes (but is not limited to) any receipt, storage, use, generation, Release, transportation, treatment or disposal of such substance or material.

                  (v) "Hazardous Materials" means any and all chemical, explosive, biohazardous, radioactive or otherwise toxic or hazardous materials or hazardous wastes, including without limitation any asbestos-containing materials, PCB's. CFCs, petroleum and derivatives thereof, Radioactive Materials, Biohazardous Materials, Hazardous Wastes, any other substances defined or listed as or meeting the characteristics of a hazardous substance, hazardous material, hazardous waste, extremely hazardous waste, restricted hazardous waste, toxic substance, toxic waste, biohazardous material, biohazardous waste, biological waste, medical waste, radiation, radioactive substance, radioactive waste, or other similar term, as applicable, under any law, statute, ordinance, code, rule, regulation, directive, order, condition or other written requirement enacted, promulgated or issued by any public officer or governmental or quasi-governmental authority, whether now in force or hereafter in force at any time or from time to time to protect the environment or human health, and/or any mixed materials, substances or wastes containing more than one of the foregoing categories of materials, substances or wastes.

                  (vi) "Hazardous Materials Laws" means, collectively, (A) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9657, (B) the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812, (C) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6987 (together with any amendments thereto, any regulations thereunder and any amendments to any such regulations as in effect from time to time, "RCRA"), (D) the California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code Sections 25300 et seq., (E) the Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code

      Sections 25500 et seq., (F) the California Hazardous Waste Control Law, California Health & Safety Code Sections 25100 et seq. (together with any amendments thereto, any regulations thereunder and any amendments to any such regulations as in effect from time to time, the "CHWCL"), (G) California Health & Safety Code Sections 25015-25027.8, (H) any amendments to or successor statutes to any of the foregoing, as adopted or enacted from time to time, (I) any regulations or amendments thereto promulgated pursuant to any of the foregoing from time to time, (J) any statutes, laws, ordinances, codes, regulations or other Legal Requirements relating to Biohazardous Materials, including (but not limited to) any regulations or requirements with respect to the shipping, use, decontamination and disposal thereof, and (K) any other Legal Requirement now or at any time hereafter in effect regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials, including (but not limited to) any requirements or conditions imposed pursuant to the terms of any orders, permits, licenses, registrations or operating plans issued or approved by any governmental or quasi-governmental authority from time to time either on a Project-wide basis or in connection with any Handling of Hazardous Materials in, on or about the Premises or the Project.

                  (vii) "Hazardous Wastes" means (A) any waste listed as or meeting the identified characteristics of a "hazardous waste" or terms of similar import under RCRA, (B) any waste meeting the identified characteristics of a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under the CHWCL, and/or (C) any and all other substances and materials defined or referred to as a "hazardous waste" or other term of similar import under any Hazardous Materials Laws.

                  (viii) "Radioactive Materials" means (A) any and all substances and materials the Handling of which requires an approval, consent, permit or license from the Nuclear Regulatory Commission, (B) any and all substances and materials the Handling of which requires a Radioactive Material License or other similar approval, consent, permit or license from the State of California, and (C) any and all other substances and materials defined or referred to as "radiation," a "radioactive material" or "radioactive waste," or any other term of similar import under any Hazardous Materials Laws, including (but not limited to) Title 26, California Code of Regulations Section 17-30100, and any statutes, regulations or other laws administered, enforced or promulgated by the Nuclear Regulatory Commission.

                  (ix) "Release" means any accidental or intentional spilling, leaking, pumping, pouring, emitting, discharging, injecting, escaping, leaching, migrating, dumping or disposing into the air, land, Surface water, groundwater or the environment (including without limitation the abandonment or discarding of receptacles containing any Hazardous Materials).

                  (x) "Tenant's Contamination" means any Hazardous Material Release on or about the Property by Tenant or /or any agents, employees, contractors, vendors, suppliers, licensees, subtenants, and invitees of Tenant (a "Tenant Party").

                  (xi) "Landlord's Contamination" means any hazardous materials which exist in, on, under or in the vicinity of the Project as of the date of this Lease or which migrate onto or beneath the Project from off-site sources during the term of the Lease or after termination of the Lease. Tenant shall not be required to pay any costs with respect to the remediation or abatement of Landlord's Contamination.

            (2) Handling of Hazardous Materials. The parties acknowledge that Tenant wishes and intends to use all or a portion of the Premises as a radio/bio-pharmaceutical, research, development, preparation and dispensing facility and otherwise for the conduct by Tenant of its business in accordance with the Use, that such use, as conducted or proposed to be conducted by Tenant, would customarily include the Handling of Hazardous Materials, and that Tenant shall therefore be permitted to engage in the Handling in the Premises of necessary and reasonable quantities of Hazardous Materials customarily used in or incidental to the operation of a radio/bio pharmaceutical research, preparation and dispensing facility and the other business operations of Tenant in the manner conducted or proposed to be conducted by Tenant hereunder ("Permitted Hazardous Materials"), provided that the Handling of such Permitted Hazardous Materials by all Tenant Parties shall at all times comply with and be subject to all provisions of this Lease and all Legal Requirements, including all Hazardous Materials Laws. Without limiting the generality of the foregoing, Tenant shall comply at all times with all Hazardous Materials Laws applicable to any aspect of Tenant's use of the Premises and the Project and of Tenant's operations and activities in, on and about the Premises and the Project, and shall ensure at all times that Tenant's Handling of Hazardous Materials on and about the Premises does not violate (x) the terms of any governmental licenses or permits applicable to the Building (including, but not limited to, the Building Discharge Permit as defined below) or Premises or to Tenant's Handling of any Hazardous Materials therein, or (y) any applicable requirements or restrictions relating to the occupancy classification of the Building and the Premises.

            (3) Disposition or Emission of Hazardous Materials. Tenant shall not Release or dispose of any Hazardous Wastes or Hazardous Materials except to the extent authorized by permit or in compliance with Hazardous Materials Laws at the Premises or on the Project, but instead shall arrange for off-site disposal, under Tenant's own name and EPA waste generator number (or other similar identifying information issued or prescribed by any other governmental authority with respect to Radioactive Materials, Biohazardous Materials or any other Hazardous Materials) and at Tenant's sole expense, in compliance with all applicable Hazardous Materials Laws, with Landlord's Rules and with all other applicable legal and regulatory requirements.

            (4) Information Regarding Hazardous Materials. Tenant shall provide the following information and/or documentation to Landlord in writing prior to the Commencement Date, and thereafter shall update such information and/or documentation (x) annually, in January of each calendar year, (y) upon any material change in Tenant's Hazardous Materials inventory or in Tenant's business operations involving Hazardous Materials, and (z) at such other times as Landlord may reasonably request in writing from time to time, which updates shall reflect any material changes in such information and/or documentation:

                  (i) An inventory of all Hazardous Materials that Tenant receives, uses, handles, generates, transports, stores, treats or disposes of from time to time, or at the time of preparation of such inventory proposes or expects to use, handle, generate, transport, store, treat or dispose of from time to time, in connection with its operations at the Premises. Such inventory shall include, but shall separately identify, any Hazardous Wastes, Biohazardous Materials and Radioactive Materials covered by the foregoing description. If such inventory includes any Biohazardous Materials, Tenant shall also disclose in writing to Landlord the Biosafety Level designation associated with the use of such materials.

                  (ii) Copies of all then existing permits, licenses, registrations and other similar documents issued by any governmental or quasi-governmental authority that authorize any Handling of Hazardous Materials in, on or about the Premises or the Project by any Tenant Party.

                  (iii) All Material Safety Data Sheets ("MSDSs"), if any, required to be completed with respect to operations of Tenant at the Premises from time to time in accordance with Title 26, California Code of Regulations Section 8-5194 or 42 U.S.C. Section 11021, or any amendments thereto, and any Hazardous Materials Inventory Sheets that detail the MSDSs.

                  (iv) All hazardous waste manifests (as defined in Title 26, California Code of Regulations Section 22-66481), if any, that Tenant is required to complete from time to time in connection with its operations at the Premises.

                  (v) A copy of any Hazardous Materials Business Plan required from time to time with respect to Tenant's operations at the Premises pursuant to California Health & Safety Code Sections 25500 et seq., and any regulations promulgated thereunder, as amended from time to time, or in connection with Tenant's application for a business license from the City of Emeryville. If applicable law does not require Tenant to prepare a Hazardous Materials Business Plan, Tenant shall furnish to Landlord at the times and in the manner set forth above information regarding Tenant's Hazardous Materials inventories. The parties acknowledge that a Hazardous Materials Business Plan would ordinarily include an emergency response plan, and that regardless of whether applicable law requires Tenant or other tenants in the Building to prepare Hazardous Materials Business Plans, Landlord in its discretion may elect to prepare a coordinated emergency response plan for the entire Building and/or for multiple Buildings on the Project.

                  (vi) Any Contingency Plans and Emergency Procedures required of Tenant from time to time, in connection with its operations at the Premises, pursuant to applicable law, Title 26, California Code of Regulations Sections 22-67140 et seq., and any amendments thereto, and any Training Programs and Records required under Title 26, California Code of Regulations Section 22-66493, and any amendments thereto from time to time. Landlord in its discretion may elect to prepare a Contingency Plan and Emergency Procedures for the entire Building and/or for multiple Buildings on the Project, in which event, if applicable law does not require Tenant to prepare a Contingency Plan and Emergency Procedures for its operations at the Premises, Tenant shall furnish to Landlord at the times and in the manner set forth above the information that would customarily be contained in a Contingency Plan and Emergency Procedures.

                  (vii) Copies of any biennial or other periodic reports furnished or required to be furnished to the California Department of Health Services from time to time, under applicable law, pursuant to Title 26, California Code of Regulations Section 22-66493 and any amendments thereto, relating to any Hazardous Materials.

                  (viii) Copies of any industrial wastewater discharge permits issued to or held by Tenant from time to time in connection with its operations at the Premises (the parties presently anticipate, however, that because of the existence of the Building Discharge Permit in Landlord's name as described above. Tenant will not be required to maintain a separate, individual discharge permit).

                  (ix) Copies of any other lists, reports, studies, or inventories of Hazardous Materials or of any subcategories of materials included in Hazardous Materials that Tenant is otherwise required to prepare and file from time to time with any governmental or quasi-governmental authority in connection with Tenant's operations at the Premises, including (but not limited to) reports filed by Tenant with the federal Food & Drug Administration or any other regulatory authorities primarily in connection with the presence (or lack thereof) of any "select agents" or other Biohazardous Materials on the Premises, together with proof of filing thereof.

                  (x) Any other information reasonably requested by Landlord in writing from time to time in connection with (A) Landlord's monitoring (in Landlord's reasonable discretion) and enforcement of Tenant's obligations under this Section and of compliance with applicable Legal Requirements in connection with any Handling or Release of Hazardous Materials in the Premises or Building or on or about the Project by any Tenant Party, (B) any inspections or enforcement actions by any governmental authority pursuant to any Hazardous Materials Laws or any other Legal Requirements relating to the presence or Handling of Hazardous Materials in the Premises or Building or on or about the Project by any Tenant Party, and/or (C) Landlord's preparation (in Landlord's discretion) and enforcement of any reasonable rules and procedures relating to the presence or Handling by Tenant or any Tenant Party of Hazardous Materials in the Premises or Building or on or about the Project, including (but not limited to) any contingency plans or emergency response plans as described above. Except as otherwise required by Law, Landlord shall keep confidential any information supplied to Landlord by Tenant pursuant to the foregoing, provided, however, that the foregoing shall not apply to any information filed with any governmental authority or available to the public at large. Landlord may provide such information to its lenders, consultants or investors provided such entities agree to keep such information confidential.

            (5) Indemnification; Notice of Release. Tenant shall be responsible for and shall indemnify, defend and hold Landlord harmless from and against all Environmental Damages to the extent arising out of or in connection with, or otherwise relating to, (i) any Handling of Hazardous Materials by any Tenant Party in, on or about the Premises or the Project in violation of this Section,
(ii) any breach of Tenant's obligations under this Section or of any Hazardous Materials Laws by any Tenant Party, or (iii) the existence of any Tenant Contamination in, on or about the Premises or the Project to the extent caused by any Tenant Party, including without limitation any removal, cleanup or restoration work and materials necessary to return the Project or any improvements of whatever nature located on the Project to the condition existing prior to any Tenant Contamination. In the event of any Tenant Contamination in, on or about the Premises or any other portion of the Project or any adjacent lands, Tenant shall promptly remedy the problem in accordance with all applicable Hazardous Materials Laws and Legal Requirements, shall give Landlord oral notice of any such non-standard or non-customary Release promptly after Tenant becomes aware of such Release, followed by written notice to Landlord within five (5) days after Tenant becomes aware of such Release, and shall furnish Landlord with concurrent copies of any and all notices, reports and other written materials filed by any Tenant Party with any governmental authority in connection with such Release. Landlord shall be responsible for and shall indemnify and hold Tenant harmless from and against all costs of any Environmental Damages which arise during or after the Term of this Lease, as a result of the presence of, any Release of or the Handling of any Hazardous Material in, on, about or under the Premises, Building or Property, except to the extent provided for in this Section 7(d); provided that Tenant shall have the burden of reasonably demonstrating that such Hazardous Materials were not of the type used by Tenant in the Premises. Tenant shall be conclusively presumed to have met its burden to the extent that any hazardous materials are identified as being present in any environmental report or other data on the date of commencement of this Lease and are not used by Tenant. Tenant shall have no obligation to remedy any Hazardous Materials contamination which was not caused or released by a Tenant Party.

            (6) Governmental Notices. Tenant shall promptly provide Landlord with copies of all notices received by Tenant relating to any actual or alleged presence or Handling by any Tenant Party of Hazardous Materials in, on or about the Premises or any other portion of the Project, including, without limitation, any notice of violation, notice of responsibility or demand for action from any federal, state or local governmental authority or official in connection with any actual or alleged presence or Handling by any Tenant Party of Hazardous Materials in or about the Premises or any other portion of the Project.

            (7) Inspection by Landlord. In addition to, and not in limitation of, Landlord's rights under this Lease, upon reasonable prior request by Landlord, Tenant shall grant Landlord and its consultants, as well as any governmental authorities having jurisdiction over the Premises or over any aspect of Tenant's use thereof, reasonable access to the Premises at reasonable times to inspect Tenant's Handling of Hazardous Materials in, on and about the Premises, and Landlord shall not thereby incur any liability to Tenant or be deemed guilty of any disturbance of Tenant's use or possession of the Premises by reason of such entry; provided, however that Landlord shall use reasonable efforts to minimize interference with Tenant's use of the Premises caused by such entry. Landlord shall comply with any security precaution reasonably imposed by Tenant during any entry onto the Premises and shall minimizes to the extent reasonably possible any interference with Tenant's use of the Premises caused by such entry. Notwithstanding Landlord's rights of inspection and review of documents, materials and physical conditions under this Section with respect to Tenant's Handling of Hazardous Materials, Landlord shall have no duty or obligation to perform any such inspection or review or to monitor in any way any documents, materials, physical conditions or compliance with Legal Requirements in connection with Tenant's Handling of Hazardous Materials, and no third Party shall be entitled to rely on Landlord to conduct any such inspection, review or monitoring by reason of the provisions of this Section.

            (8) Monitoring by Landlord. Landlord reserves the absolute right to monitor, in Landlord's reasonable discretion and at Landlord's cost (the reasonable cost of which shall be recoverable as an Operating Expense hereunder (except in the case of a breach of any of Tenant's obligations under this Section, in which event such monitoring costs may be charged back entirely to Tenant and shall be reimbursed by Tenant to Landlord within ten (10) days after written demand by Landlord from time to time, accompanied by supporting documentation reasonably evidencing the costs for which such reimbursement is claimed)), at such times and from time to time as Landlord in its reasonable discretion may determine, through consultants engaged by Landlord or otherwise as Landlord in its reasonable discretion may determine, (x) all aqueous and atmospheric discharges and emissions from the Premises during the Term by a Tenant Party, (y) Tenant's compliance and the collective compliance of all tenants in the Building with requirements and restrictions relating to the occupancy classification of the Building (including, but not limited to, Hazardous Materials inventory levels of Tenant and all other tenants in the Building), and (z) Tenant's compliance with all other requirements of this Section.

            (9) Discovery of Discharge. If Landlord, Tenant or any governmental or quasi-governmental authority discovers any Release from the Premises during the Term by a Tenant Party in violation of this Section that, in Landlord's reasonable determination, jeopardizes the ability of the Building or the Project to meet applicable Legal Requirements or otherwise adversely affects the Building's or the Project's compliance with applicable discharge or emission standards, or if Landlord discovers any other breach of Tenant's obligations under this Section, then upon receipt of written notice from Landlord or at such earlier time as Tenant obtains actual knowledge of the applicable discharge, emission or breach, Tenant at its sole expense shall within a reasonable time
(x) in the case of a Release in violation of this Lease, cease the applicable discharge or emission and remediate any continuing effects of the discharge or emission until such time, if any, as Tenant demonstrates to Landlord's reasonable satisfaction that the applicable discharge or emission is in compliance with all applicable Legal Requirements and any other applicable regulatory commitments and obligations to the satisfaction of the appropriate governmental agency with jurisdiction over the release, and (y) in the case of any other

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breach of Tenant's obligations under this Section, take such corrective measures as Landlord may reasonably request in writing in order to cure or eliminate the breach as promptly as practicable and to remediate any continuing effects of the breach.

            (10) Pre-Occupancy Studies. Landlord shall provide Tenant with copies of any environmental site assessments which were prepared on behalf of Landlord or by other Tenants in the Building copies of which were provided to Landlord.

            (11) Post-Occupancy Study. If Tenant or any Tenant Party Handles any Hazardous Materials in, on or about the Premises or the Project during the Term of this Lease (other than cleaning substances customarily used in offices and laboratories), then no later than fifteen (15) days prior to the termination or expiration of this Lease, Tenant at its sole cost and expense shall obtain and deliver to Landlord an environmental study, performed by an expert reasonably satisfactory to Landlord, evaluating, the presence or absence of any Tenant Contamination in, on and about the Premises and the Property. Such study shall be based on a reasonable and prudent level of tests and investigations of the Premises and surrounding portions of the Project (if appropriate) which tests shall be conducted no earlier than the date of termination or expiration of this Lease. Liability for any remedial actions required or recommended on the basis of such study shall be allocated in accordance with the applicable provisions of this Lease. To the extent any such remedial actions are the responsibility of Tenant, Tenant at its sole expense shall promptly commence and diligently pursue to completion the required remedial actions.

            (12) Emergency Response Plans. If Landlord in its reasonable discretion adopts any emergency response plan and/or any Contingency Plan and Emergency Procedures for the Building or for multiple Buildings on the Project as contemplated above, Landlord shall provide copies of any such plans and procedures to Tenant and, so long as such plans and procedures are reasonable and do not unreasonably interfere with Tenant's Use at or access to the Premises or materially increase the cost incurred by Tenant with respect to the Premises, Tenant shall comply with all of the requirements of such plans and procedures to the extent applicable to Tenant and/or the Premises. If Landlord elects to adopt or materially modify any such plans or procedures that apply to the Building during the Term of this Lease, Landlord shall consult with Tenant in the course of preparing such plans, procedures or modifications in order to try to ensure that they will accurately reflect and be consistent with Tenant's operations in the Premises, but Landlord alone shall determine, in its good faith reasonable discretion, the appropriate scope of such consultation and nothing in this paragraph shall be construed to give Tenant any right of approval or disapproval over Landlord's adoption or modification of any such plans or procedures so long as such plans and procedures are reasonable and do not unreasonably interfere with Tenant's Use at or access to the Premises or materially increase the cost incurred by Tenant with respect to the Premises.

            (13) Radioactive Materials. Without limiting any other applicable provisions of this Section, if Tenant Handles or proposes to Handle any Radioactive Materials in or about the Premises, Tenant shall provide Landlord with copies of Tenant's licenses or permits for such Radioactive Materials and with copies of all radiation protection programs and procedures required under applicable Legal Requirements or otherwise adopted by Tenant from time to time in connection with Tenant's Handling of such Radioactive Materials. In addition, Tenant shall comply with any and all rules and procedures issued by Landlord in its good faith discretion from time to time with respect to the Handling of Radioactive Materials on the Project (such as, by way of example but not limitation, rules implementing a label defacement program for decayed waste destined for common trash and/or rules relating to transportation and storage of Radioactive Materials on the Project), provided that such rules and procedures shall be reasonable and not in conflict with any applicable Legal Requirements.

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

            (14) Deemed Holdover Occupancy. Notwithstanding any other provisions of this Lease, Tenant expressly agrees as follows:

                  (i) If Tenant Handles any Radioactive Materials in or about the Premises during the term of this Lease, then for so long as any license or permit relating to such Radioactive Materials remains open following any otherwise applicable termination or expiration of the Term of this Lease and another entity handling Radioactive Materials which is a prospective tenant of Landlord is legally prohibited from occupying a portion of the Premises for a use similar to the Use, then and in such event, Tenant shall be deemed to be occupying that portion of the Premises on a holdover basis without Landlord's consent (notwithstanding such otherwise applicable termination or expiration of the Term of this Lease) and shall be required to continue to pay Rent and other charges in accordance with the holdover provisions of this Lease solely for that portion of the premises which is covered by the radioactive materials license, until such time as all such Radioactive Materials licenses and permits have been fully closed out in accordance with the requirements of this Lease and with all applicable Hazardous Materials Laws and other Legal Requirements.

                  (ii) If Tenant Handles any Hazardous Materials in or about the Premises during the term of this Lease and, at the otherwise applicable termination or expiration of the Term of this Lease. Tenant has failed to remove from the Premises and the Building all known Hazardous Materials Handled by a Tenant Party or has failed to complete any remediation or removal of Tenant's Contamination and/or to have fully remediated, in compliance with the requirements of this Lease and with all applicable Hazardous Materials Laws and other Legal Requirements, the Tenant's Handling and/or Release (if applicable) of any such Hazardous Materials during the Term of this Lease, then for so long as such circumstances continue to exist, Tenant shall be deemed to be occupying the Premises on a holdover basis without Landlord's consent (notwithstanding such otherwise applicable termination or expiration of the Term of this Lease) and shall be required to continue pay Rent and other charges in accordance with the holdover provisions of this Lease until such time as all such circumstances have been fully resolved in accordance with the requirements of this Lease and with all applicable Hazardous Materials Laws and other Legal Requirements.

            (15) Survival of Obligations. Each party's obligations under this Section shall survive the expiration or other termination of this Lease and shall survive any conveyance by Landlord of its interest in the Premises. The provisions of this Section and any exercise by either party of any of the rights and remedies contained herein shall be without prejudice to any other rights and remedies that such party may have under this Lease or under applicable law with respect to any Environmental Conditions and/or any Hazardous Materials with respect to any breach of the other party's obligations under this Section. Either party's exercise or failure to exercise, at any time or from time to time, any or all of the rights granted in this Section shall not in any way impose any liability on such party or shift from the other party to such party any responsibility or obligation imposed upon the other party under this Lease or under applicable law with respect to Hazardous Materials, Environmental Conditions and/or compliance with Legal Requirements.

            (16) Laboratory Rules and Regulations. Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the laboratory rules and regulations ("Laboratory Rules and Regulations") attached hereto as Exhibit C and with all reasonable modifications and additions thereto which Landlord may make from time to time.

                            ARTICLE 8 -- MAINTENANCE

      (a) Landlord shall, as an Operating Expense, maintain in good order and repair and make necessary repairs or replacements to the Common Areas and to foundations, roofs, exterior walls, and the structural elements of the Building, the electrical, plumbing, heating, ventilating, air-conditioning, mechanical, communication, security and the fire and life safety systems of the Building and, except as otherwise provided in this Lease or except as expressly excluded from Operating Expenses, the cost of such maintenance and repairs shall be included in Operating Expenses. Notwithstanding the foregoing, Landlord shall not be responsible for: (i) the maintenance or repair of any floor or wall coverings in the Premises or any of such systems which are located within the Premises and are supplemental or special to the Building's standard systems; and
(ii) the cost of performing any of said maintenance or repairs whether to the Premises or to the Building caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant to the extent not covered by casualty insurance.

      (b) Subject to Landlord's obligations in (a) above, Tenant, at its expense, shall keep and maintain the Premises in good order, condition and repair and in accordance with all Laws and Environmental Laws. Tenant shall not permit waste and shall promptly and adequately repair all damages to the Premises and replace or repair all damaged or broken glass in the interior of the Premises, fixtures or appurtenances. Any repairs or maintenance shall be completed with materials of similar quality to the original materials, all such work to be completed under the supervision of Landlord. If Tenant fails to perform any of its obligations set forth in this Section, Landlord may, in its sole discretion and upon 24 hours prior notice to Tenant (except without notice in the case of emergencies), perform the same, and Tenant shall pay to Landlord any costs or expenses incurred by Landlord upon demand.

                    ARTICLE 9 -- ALTERATIONS AND IMPROVEMENTS

      (a) The following provisions shall apply to the completion of any Tenant
Alterations: Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, make or cause to be made any Tenant Alterations in or to the Premises or any Property systems serving the Premises. Subject to all other requirements of this Article, Tenant may undertake decoration work or minor non-structural work not requiring building permits such as installation of cabinets in a conference room without Landlord's prior written consent. Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts. All Tenant Alterations shall be completed at such time and in such manner as Landlord may from time to time designate, and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, provided, however, that Landlord may, in its sole discretion, specify the engineers and contractors to perform all work relating to the Building's systems (including the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, communication and the fire and life safety systems in the Building). Landlord may further condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by
Landlord: architectural plans and specifications, opinions from Landlord's engineers stating that the Tenant Alterations will not in any way adversely affect the Building's systems, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant's ability to complete and pay for the completion of the Tenant Alterations such as a dedicated construction loan, performance bond or letter of credit. Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Alterations. Tenant shall pay the cost of all Tenant

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

Alterations and the cost of decorating the Premises and any work to the Property occasioned thereby. Upon completion of Tenant Alterations, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or its mortgagee. All Tenant Alterations whether installed by Landlord or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless pursuant to Article Twelve, Tenant may remove them or is required to remove them at Landlord's request.

      (b) Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any other part of the Property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within ten (10) days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record or (b) secure a bond in a form reasonably approved by Landlord, to indemnify Landlord for loss or damages resulting from such lien.

      (c) Tenant may at Tenant's sole cost and expense install equipment and trade fixtures into the Premises ("Equipment"). The Equipment shall be and remain Tenant's personal property and Tenant shall remove the Equipment upon the expiration or termination of the Lease whether or not identified in any written inventory.

                     ARTICLE 10 -- ASSIGNMENT AND SUBLETTING

10.1 ASSIGNMENT AND SUBLETTING

            (a) Without the prior written consent of Landlord, which Landlord shall not unreasonably withhold, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant's interest therein in whole or in part, by operation of Law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant or its employees and independent contractors. Tenant agrees that the provisions governing sublease and assignment set forth in this Article shall be deemed to be reasonable. If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord ("Tenant's Notice"), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least thirty (30) days prior to the commencement date of the term of the proposed sublease or assignment. If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights within twenty-five (25) days after receipt of Tenant's Notice (and all required information). Tenant shall submit for Landlord's approval (which approval shall not be unreasonably withheld) any advertising which Tenant or its agents intend to use with respect to the space proposed to be sublet.

            (b) With respect to Landlord's consent to an assignment or sublease, Landlord may take into consideration any factors that Landlord may deem relevant, and the reasons for which Landlord's denial may be deemed to be reasonable shall include, without limitation, the following: the creditworthiness of any proposed subtenant or assignee is not acceptable to Landlord in its reasonable business judgment; or any proposed assignee's or sublessee's use of the Premises would violate Article Seven of the Lease or would violate the provisions of any other leases of tenants in the Project; or the proposed sublessee or assignee is a bona fide prospective tenant of Landlord in the Project as demonstrated by a written proposal dated within ninety (90) days prior to the date of Tenant's request; or the proposed sublessee or assignee would materially increase the estimated pedestrian and vehicular traffic to and from the Premises and the Building.

            (c) Any sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Any subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence such subtenant's assumption of the obligations and liabilities of Tenant applicable to it under the Sublease or such assignee's assumption of the obligations and liabilities of Tenant under this Lease. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. Landlord's approval of a sublease, assignment, hypothecation, transfer or third party use or occupancy shall not constitute a waiver of Tenant's obligation to obtain Landlord's consent to further assignments or subleases, hypothecations, transfers or third party use or occupancy.

            (d) So long as Tenant is not entering into a transaction described herein for the purpose of avoiding or otherwise circumventing the remaining terms of this Article, Tenant may, subject to Section 10.5, assign its entire interest under this Lease or Sublease all or a portion of the Premises, without the consent of Landlord, to (i) an Affiliate, or (ii) a successor to Tenant by purchase or other acquisition of Tenant's capital stock or substantially all of Tenant's assets, merger, consolidation or reorganization, provided that all of the following conditions are satisfied: (1) Tenant is not in Default under this Lease (which Default has not been cured by Tenant); (2) Tenant shall give Landlord written notice at least ten (10) business days prior to the effective date of the proposed transfer together with the information required hereunder and such entity shall expressly assume Tenant's obligations hereunder; (3) with respect to an assignment to an Affiliate, Tenant continues to have a net worth equal to or greater than Tenant's net worth at the date immediately prior to such transfer; and (4) with respect to a purchase, merger, consolidation or reorganization which results in Tenant ceasing to exist as a separate legal entity, Tenant's successor shall have a net worth equal to Tenant's net worth at the date immediately prior to such transfer.

10.2 RECAPTURE.

      Except with respect to an assignment or sublease inaccordance with Section 10.1(d) above, Landlord shall have the option to exclude from the Premises covered by this Lease ("Recapture") the space proposed to be sublet or subject to the assignment, effective as of the proposed commencement date of such sublease or assignment. If Landlord elects to Recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises, such date being the Termination Date for such space. Effective as of the date of Recapture of any portion of the Premises pursuant to this section, the Monthly Base Rent, Rentable Area of the Premises and Tenant's Share shall be adjusted accordingly based on the pro-rata area of the Premises affected by such sublease.

10.3 EXCESS RENT.

      Except with Respect to an Assignment to an affiliate or subsidiary and/or with respect to any merger, assignment, consolidation or reorganization by Tenant, Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant or assignee for such month exceeds: (i) that portion of the Monthly Base Rent and Rent Adjustments due under this Lease for said month which is allocable to the space sublet or assigned; and (ii) the following costs and expenses for the subletting or assignment of such space: (1) brokerage commissions and attorneys' fees and expenses,

(2) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (3) costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant's or assignee's other leases or occupancy arrangements. All such costs and expenses shall be recovered in a manner as close as possible to the manner in which they were, or are to be paid.

10.4 TENANT LIABILITY.

      In the event of any sublease or assignment, whether or not with Landlord's consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent such exercise is expressly permitted by Landlord. Tenant's liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor. After any assignment, Landlord may consent to subsequent assignments or subletting of this Lease, or amendments or modifications of this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease. If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys' fees and expenses incurred by Landlord with respect to such assignment or sublease, not to exceed $1,250.00. In addition, if Tenant has any options to extend the term of this Lease or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly except to an entity described in 10.1 (d), without Landlord's express written consent which may be withheld in Landlord's sole discretion.

10.5 ASSUMPTION AND ATTORNMENT.

      If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument reasonably satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord's option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that if requested by Landlord, the subtenant will attorn to Landlord and will pay all subrent directly to Landlord upon a termination of the Lease.

                       ARTICLE 11 -- DEFAULT AND REMEDIES

11.1 DEFAULT

      The occurrence or existence of any one or more of the following shall constitute a "Default" by Tenant under this Lease: (i) any installment or other payment of Rent including Rent Adjustment Deposits or Rent Adjustments is not paid on the date when due and remains unpaid for a period of; five (5) days after written notice from Landlord (ii) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease and fails to cure such default within thirty (30) days after written notice thereof to Tenant (provided that if such cure can not be cured within such thirty (30) day period and Tenant commences such cure within such period and diligently proceeds to cure such default, Tenant shall have ninety (90) days in which to complete such cure) , unless the default involves a hazardous condition, which shall be cured forthwith or unless the failure to perform is a Default for which this Lease specifies there is no cure or grace period; or (iii) the interest of Tenant in this Lease is levied upon under execution or other legal process; or a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant's debts, which in the case of an involuntary action is not discharged within ninety (90) days; or Tenant is declared insolvent by Law or any assignment of Tenant's property is made for the benefit of creditors; or a receiver is appointed for Tenant or Tenant's property, which appointment is not discharged within ninety (90) days.

11.2 REMEDIES

      A Default shall constitute a breach of the Lease for which Landlord shall have the rights and remedies set forth in this Section and all other rights and remedies set forth in this Lease or now or hereafter allowed by Law, whether legal or equitable, and all rights and remedies of Landlord shall be cumulative and none shall exclude any other right or remedy. With respect to a Default, at any time Landlord may terminate Tenant's right to possession by written notice to Tenant stating such election. Any written notice required pursuant to this Section shall constitute notice of unlawful detainer pursuant to California Code of Civil Procedure Section 1161 if, at Landlord's sole discretion, it states Landlord's election that Tenant's right to possession is terminated after expiration of any period required by Law or any longer period required by this Section. Upon the expiration of the period stated in Landlord's written notice of termination (and unless such notice provides an option to cure within such period and Tenant cures the Default within such period), Tenant's right to possession shall terminate and this Lease shall terminate, and Tenant shall remain liable as hereinafter provided. Upon such termination in writing of Tenant's right to possession, Landlord shall have the right, subject to applicable Law, to re-enter the Premises and dispossess Tenant by summary proceedings. Upon such written termination of Tenant's right to possession and this Lease, Landlord shall have the right to recover damages for Tenant's Default as provided herein or by Law, including the following damages provided by California Civil Code Section 1951.2: (1) the worth at the time of award of the unpaid Rent which had been earned at the time of termination; (2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could reasonably have been avoided; (3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The word "rent" as used in this Article Eleven shall have the same meaning as the defined term Rent in this Lease. The "worth at the time of award" of the amount referred to in clauses (1) and (2) above is computed by allowing interest at the Default Rate. The worth at the time of award of the amount referred to in clause (3) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid Rent under clause (3) above, the monthly Rent reserved in this Lease shall be deemed to be the sum of the Monthly Base Rent, monthly storage space rent, if any, and the amounts last payable by Tenant as Rent Adjustments for the calendar year in which Landlord terminated this Lease as provided hereinabove.

      Even if Tenant is in Default and/or has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession by written notice as provided above, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. In such event, Landlord shall have all of the rights and remedies of a landlord under California Civil Code
Section 1951.4 (Landlord may continue Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute. During such time as Tenant is in Default, if Landlord has not terminated this Lease by written notice and if Tenant requests Landlord's consent to an assignment of this Lease or a sublease of the Premises, subject to Landlord's

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

option to recapture pursuant to Section 10, Landlord shall not unreasonably withhold its consent to such assignment or sublease.

      Tenant hereby waives any and all rights to relief from forfeiture, redemption or reinstatement granted by Law (including California Civil Code of Procedure Sections 1174 and 1179) in the event of Tenant being evicted or dispossessed for any cause or in the event of Landlord obtaining possession of the Premises by reason of Tenant's Default or otherwise. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, and no exercise by Landlord of its rights in accordance with the terms of this Lease to perform any duty which Tenant fails timely to perform, shall impair any right or remedy or be construed as a waiver. No provision of this Lease shall be deemed waived by Landlord unless such waiver is in writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease.

11.3 ATTORNEYS FEES

      In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Lease, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys' fees, expenses and costs of investigation as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all attorneys' fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

11.4 BANKRUPTCY

      The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant: (a) In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.
(b) Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant's trustee (the "Electing Party") must provide for the Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and it will cure all non-monetary defaults under this Lease within thirty (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable. (c) If the Electing Party has assumed this Lease or elects to assign Tenant's interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease.

      For the purposes hereof, "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied: (i) The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant's obligations under this Lease; and (ii) Landlord has obtained consents or waivers from any third parties that may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

      Landlord's acceptance of rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord's consent, Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent, or Landlord's claim for any amount of Rent due from Tenant.

                ARTICLE 12 -- SURRENDER OF PREMISES AND HOLDOVER

      Upon the Expiration Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear, and damage caused by Landlord excepted. Tenant shall remove from the Premises all movable personal property of Tenant and Tenant's equipment and trade fixtures. Tenant shall be entitled to remove such Tenant Alterations, which at the time of their installation Landlord and Tenant agreed may be removed by Tenant. Tenant immediately shall repair all damage resulting from removal of any of the foregoing. Tenant shall also reimburse Landlord for all costs and expenses incurred by Landlord in removing any of Tenant Alterations and in restoring the Premises to the condition required by this Lease at the Expiration Date. (For the absence of doubt, Tenant shall not be required to remove, and shall not have the right to remove, from the Premises the improvements in the Premises as of the Date of Lease, including, without limitation, the computer panels and backup diesel generators.) Landlord shall notify Tenant of the need to remove Tenant Alterations at the time of its approval of the same. In the event that Tenant holds over in possession of the Premises after the Expiration Date, Tenant shall pay Landlord one hundred twenty-five percent (125%) of the monthly Rent payable for the month immediately preceding the holding over (including increases for Rent Adjustments which Landlord may reasonably estimate). Tenant shall also pay all damages sustained by Landlord by reason of such retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord and Tenant's continued occupancy of the Premises shall be as a tenancy in sufferance.

         ARTICLE 13 -- DAMAGE BY FIRE OR OTHER CASUALTY, EMINENT DOMAIN

      (a) If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration and shall by notice advise Tenant in writing of such estimate ("Landlord's Notice") to be provided within ninety (90) days of said fire or casualty event. If Landlord estimates that the amount of time required to substantially complete such repair and restoration will exceed nine (9) months from the date such damage occurred, then Landlord or Tenant shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within twenty (20) days after delivery of Landlord's Notice, provided that if Landlord so chooses, Landlord's Notice may also constitute such notice of termination.

      (b) Unless this Lease is terminated as provided in the preceding subparagraph, Landlord shall proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and force majeure delays, and also subject to zoning Laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration.

      (c) Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant's insurance of its own personal property, trade fixtures and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored, provided, however, if this Lease is not terminated and the parties proceed to repair and restore Tenant Alterations at Tenant's cost, to the extent Landlord received proceeds of Tenant's insurance covering Tenant Alterations, such proceeds shall be applied to reimburse Tenant for its cost of repairing and restoring Tenant Alterations.

      (d) Except as otherwise provided in Section 13(g) below, whether or not the Lease is terminated pursuant to this Article Thirteen, in no event shall Tenant be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises or for any inconvenience or annoyance occasioned by any such damage, destruction, rebuilding or restoration of the Premises or the Building or access thereto.

      (e) Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of this Lease.

      (f) If the Premises or the Building is damaged by a casualty but neither is rendered substantially untenantable and Landlord estimates (within the ninety
(90) day notice period) that the time to substantially complete the repair or restoration will not exceed nine (9) months from the date such damage occurred, then Landlord shall proceed to repair and restore the Building or the Premises other than Tenant Alterations, with reasonable promptness, unless such damage is to the Premises and occurs during the last six (6) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty. Notwithstanding the aforesaid, Landlord's obligation to repair shall be limited in accordance with the provisions of Section 13(d) above.

      (g) Except for the active negligence or willful act of Tenant or its agents, employees, contractors or invitees, if all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has substantially completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.

      (h) The provisions of this Lease constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, the Premises or the Property or any part of either, and any Law, including Sections 1932(2), 1933(4), 1941 and 1942 of the California Civil Code, with respect to any rights or obligations concerning damage or destruction shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises or the Property or any part of either, and are hereby waived.

                             ARTICLE 14 -- INSURANCE

14.1 TENANT'S INSURANCE

      Tenant, at Tenant's expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease, and such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of Three Million and No/100 Dollars ($3,000,000.00); (b) Workers' Compensation and Employers' Liability Insurance to the extent required by and in accordance with the Laws of the State of California; (c) "All Risks" property insurance in an amount adequate to cover the full replacement cost of all Tenant Additions, equipment, installations, fixtures and contents of the Premises in the event of loss; (d) in the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles; and (e) such other insurance or coverages as Landlord reasonably requires.

14.2 FORM OF POLICIES

      Each policy referred to in 16.1 shall satisfy the following requirements. Each policy shall (i) name Landlord and the Indemnitees as additional insureds (except Workers' Compensation and Employers' Liability Insurance), (ii) be issued by one or more responsible insurance companies licensed to do business in the State of California reasonably satisfactory to Landlord, (iii) where applicable, provide for deductible amounts satisfactory to Landlord and not permit co-insurance, (iv) shall provide that such insurance may not be canceled or amended without thirty (30) days' prior written notice to the Landlord, and
(v) each policy of "All-Risks" property insurance shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord, certificates of insurance and at Landlord's request, copies of all policies and renewals thereof to be maintained by Tenant hereunder, not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy.

14.3 LANDLORD'S INSURANCE

      Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of California on the Building in amounts not less than the greater of eighty (80%) percent of the then full replacement cost (without depreciation) of the Building (above foundations and excluding Tenant Additions) or an amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies, against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death, and property damage. Such insurance shall be for a combined single limit of not less than Three Million and No/100 Dollars ($3,000,000.00). Neither Landlord's obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant's negligent acts or omissions or willful misconduct. Without obligation to do so, Landlord may, in its sole discretion from time to time, carry insurance in amounts greater and/or for coverage additional to the coverage and amounts set forth above.

14.4 WAIVER OF SUBROGATION

            (a) Landlord agrees that, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, it will include in its "All Risks" policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

            (b) Tenant agrees to include, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, in its "All Risks" insurance policy or policies on Tenant Additions, whether or not removable, and on Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies
(i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured. If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.

            (c) Provided that Landlord's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Real Property and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees and against every other tenant of the Real Property who shall have executed a similar waiver as set forth in this Section for loss or damage to Tenant Additions, whether or not removable, and to Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent the same is coverable by Tenant's insurance required under this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

            (d) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy that would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

14.5 NOTICE OF CASUALTY

      Tenant shall give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event.

                  ARTICLE 15 -- WAIVER OF CLAIMS AND INDEMNITY

      To the extent permitted by Law, (i) Tenant releases the Indemnitees from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Premises or the Property resulting directly or indirectly from any defect or matter in and about the Premises or the Property or any equipment therein, or resulting from any accident in or about the Premises or the Property, or resulting from any act or neglect of any other person, including Landlord's agents, except to the extent caused by the gross negligence, willful misconduct or breach of this Lease of or by any of the Indemnitees or their agents, (ii) Tenant hereby waives any consequential damages and (iii) Tenant hereby indemnifies, and agrees to protect, defend and hold the Indemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including attorneys' fees, arising from Tenant's occupancy of the Premises, from the conduct of Tenant's business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful act or negligence of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises or the Property (except to the extent excluded in (i) above). In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel approved by Landlord, in Landlord's reasonable discretion.

                       ARTICLE 16 -- RULES AND REGULATIONS

      Tenant agrees to comply with the existing rules and regulations for the Property, a copy of which is attached hereto as Exhibit D and with all reasonable modifications which Landlord may make from time to time provide that no such modification shall materially adversely affect any of Tenant's rights hereunder . Landlord shall not be liable to the Tenant for violation of the same by any other tenant and shall use reasonable efforts to enforce the rules and regulations in a uniform and non-discriminatory manner. Landlord shall have the following rights exercisable without notice to Tenant and without being deemed an eviction of Tenant's use of the Premises or giving rise to any claim for offset or abatement of Rent: (1) to change the Building's name or street address upon reasonable prior notice to Tenant provided that if Landlord voluntarily changes such name or address it will reimburse Tenant for the cost of replacing its stationery and marketing materials; (2) to install, all signs on the exterior and/or interior of the Building, provided the same does not materially impair the visibility of any Tenant signage previously installed; (3) to display the Premises to prospective purchasers and tenants, subject to all notice requirements hereunder; (4) to grant to any party the exclusive right to conduct any business in the Building, provided the same does not preclude the Tenant from operating the type of business being operated in the Premises on the Commencement Date of this Lease; and (5) to change the arrangement and/or location of entrances or doors and doorways, corridors, or public portions of the Building.

                        ARTICLE 17 -- REAL ESTATE BROKERS

      Landlord and Tenant represents that, except for the broker(s) listed in
Section 1.1, it has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord agrees to pay any commission to which the brokers listed in Section 1.1 are entitled in connection with this Lease pursuant to Landlord's written agreement with such brokers and agrees to indemnify, protect, defend and hold Tenant, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation.

                ARTICLE 18 -- MORTGAGEE PROTECTION AND ESTOPPELS

      This Lease is and shall be expressly subject and subordinate at all times to the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Real Property and/or the leasehold estate under any such lease, and all amendments, extensions, renewals, replacements and modifications of such mortgage or trust deed and/or the obligation secured thereby, unless such mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage or trust deed. Notwithstanding the foregoing, with respect to any such mortgage after the date of this Lease, such subordination is conditioned upon such mortgagee delivering to Tenant a nondisturbance agreement in recordable form on such entity's standard form of nondisturbance. If any such mortgage or trust deed is foreclosed (including any sale of the Real Property pursuant to a power of sale), or if any such lease is terminated, upon request of the mortgagee, Tenant shall attorn to the purchaser at the foreclosure sale, provided, however, that such purchaser shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any preceding Landlord; or (iii) bound by any amendment or modification of this Lease made without the written consent of the mortgagee. In confirmation of such subordination, Tenant shall execute promptly any reasonable certificate or instrument that Landlord or mortgagee request. Within ten (10) days after request therefor by Landlord or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant with respect to any commercially reasonable information reasonably requested by Landlord or such mortgagee.

                              ARTICLE 19 -- NOTICES

      All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered or sent by Federal Express or other reputable next business day courier service. All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed in Sections 1.1. Notices, demands or requests shall be effective upon personal delivery or if sent by next business day courier service as described above shall be effective one business day after deposit with such courier service. By giving to the other party written notice thereof, either party shall have the right from time to time to change their respective addresses.

                            ARTICLE 20 -- RELOCATION

      At any time after the date of this Lease, Landlord may substitute for the Premises, other premises in the Project or in the buildings known as EmeryStation I or EmeryStation II (the "New Premises"), in which event the New Premises shall be deemed to be the Premises for all purposes under this Lease, provided that (i) the New Premises shall be the same or larger as the Premises in area and similar in configuration; (ii) if Tenant is then occupying the Premises, Landlord shall pay the actual and reasonable expenses of physically moving Tenant, its property and equipment to the New Premises, including costs of new stationery; (iii) Landlord shall give Tenant not less than sixty (60) days' prior written notice of such substitution; and (iv) Landlord, at its expense, shall improve the New Premises with improvements substantially similar to those in the Premises at the time of such substitution.

                           ARTICLE 21 -- MISCELLANEOUS

21.1 LATE CHARGES.

      All payments required hereunder not paid when due shall bear interest from the date due until the date paid at the Default Rate in effect on the date such payment was due. In the event Tenant is more than five (5) days late in paying any installment of rent due under this Lease, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent installment of rent. The parties agree that (i) such delinquency will cause Landlord to incur costs and expenses not contemplated herein, the exact amount of which will be difficult to calculate, including the cost and expense that will be incurred by Landlord in processing each delinquent payment of rent by Tenant, (b) the amount of such late charge represents a reasonable estimate of such costs and expenses and that such late charge shall be paid to Landlord for each delinquent payment in addition to all rent otherwise due hereunder. Payment of interest at the default rate and/or of late charges shall not excuse or cure any different or future default by Tenant under this Lease.

21.2 WAIVER OF JURY TRIAL.

      Each party hereto (which includes any assignee, successor, heir or personal representative of a party) shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the county in which the Project is located, and agrees and consents to personal jurisdiction of the courts of the state of California in the county in which the Project is located, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise, whether any of the foregoing is based on this Lease or on tort law. The parties agree that this provision may be filed by any party hereto with the clerk or judge before whom any action is instituted, which filing shall constitute the written consent to a waiver of jury trial pursuant to and in accordance with section 631 of the California code of civil procedure. The provisions of this section shall survive the expiration or earlier termination of this Lease.

21.3 ENTIRE AGREEMENT.

      This Lease contains the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written, and no other representations or statements, either oral or written, on which Tenant has relied. This Lease shall not be modified except by a writing executed by Landlord and Tenant. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns. Each party represents and warrants to the other that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant's authority.

21.4 LANDLORD'S RIGHTS

      Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant's use, layout or design of the Premises is not materially affected or altered. Upon not less than 24 hours prior notice, Landlord or Landlord's agents shall have the right to enter upon the Premises under the supervision/accompaniment of an approved Tenant employee (except in the event of an emergency when only such notice as Landlord is able to provide under the circumstances shall be required), to inspect the Premises, to perform janitorial and other services, to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building or other parts of the Property as Landlord may deem necessary or desirable in its good faith business judgment (including all alterations, improvements and additions in connection with a change in service provider or providers). Janitorial and cleaning services shall be performed after normal business hours. Any entry or work by Landlord shall be during normal business hours (except otherwise approved by Landlord and Tenant) and Landlord shall use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant's use or occupancy of the Premises.

      Upon not less than 24 hours prior notice, (except in the event of an emergency when only such notice as Landlord is able to provide under the circumstances shall be required), Landlord may enter the Premises for the purpose of conducting such inspections, tests and studies as Landlord may deem desirable or reasonably necessary to confirm Tenant's compliance with all Laws and Environmental Laws or for other purposes necessary in Landlord's reasonable judgment to ensure the sound condition of the Property and the systems serving the Property. Landlord's rights under this Section are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

21.5 JOINT AND SEVERAL.

      The liability of each party comprising Tenant shall be joint and several.

21.6 LANDLORD REVIEW OR APPROVAL.

      The review, approval or consent of Landlord with respect to any item required or permitted under this Lease is for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party, as a result of the exercise or non-exercise of such rights, for compliance with Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use

21.7 EXCULPATION.

      Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation under this Lease shall only be enforced against Landlord's equity interest in the Building and in no event against any other assets of the Landlord, or Landlord's officers or directors or partners up to a maximum liability of $3,000,000.00, and that any liability of Landlord with respect to this Lease shall be so limited and Tenant shall not be entitled to any judgment in excess of such amount. In the event of any sale or other transfer of the building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer provided Tenant receives fully the benefits of any prepaid rent, Security Deposit and/or the Improvement Loan.

21.8 ACCORD AND SATISFACTION.

      No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right pursue any other remedies available to Landlord.

21.9 QUIET ENJOYMENT.

      Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this lease, tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the covenants and conditions set forth in the Lease and to the rights of any mortgagee or ground lessor.

21.10 CONSTRUCTION.

      Time is of the essence of this Lease and each and all of its provisions. This Lease shall be construed in accordance with the laws of the State of California. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

      IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in Section 1.1 hereof.

TENANT:                                     LANDLORD:

BIOTIME, INC, a California corporation      HOLLIS R&D ASSOCIATES,
                                            a general partnership
By: ___________________________________
Print Name: ___________________________     By: ________________________________
Title: ________________________________         Richard K. Robbins,
                                                Managing Partner

By: ___________________________________
Print Name: ___________________________
Title: ________________________________

                                    EXHIBIT A

                                PLAN OF PREMISES

                                    EXHIBIT B

                              WORKLETTER AGREEMENT
                                 (TENANT BUILD)

      1. Defined Terms. Capitalized terms used in this Workletter shall have the same meanings set forth in the Lease except as otherwise specified herein and except for terms capitalized in the ordinary course of punctuation. For purposes of this Workletter the following capitalized terms have the following meanings:

            1.1. "Design Documents" means the layout plans and specifications for the real property improvements to be constructed by Tenant in the Premises which are the final product of the preliminary space planning and which include, among other things, all partitions, doors, HVAC (heating, ventilating and air conditioning systems) distribution, ceiling systems, light fixtures, plumbing installations, electrical installations and outlets, telephone installations and outlets, any other installations required by Tenant, fire and life-safety systems, wall finishes and floor coverings, whether to be newly installed or requiring changes from the as-is condition of the Premises as of the date of execution of the Lease, all in sufficient detail for Landlord's review;

            1.2 "Construction Documents" means, collectively, (a) a copy of the proposed construction contract for the Tenant Improvements, (b) a written assignment of the construction contract, creating a prior perfected security interest in all of Tenant's rights thereunder in favor of Landlord and containing the written consent of Tenant's general contractor to the assignment,
(c) a copy of the architect's contract for the Tenant Improvements, (d) a written assignment of the architect's contract, creating a prior perfected security interest in all of Tenant's rights thereunder in favor of Landlord and containing the written consent of Tenant's architect to the assignment, and (e) a list of all subcontractors and materials suppliers proposed to be used by Tenant in connection with the construction of the Tenant Improvements;

            1.3 "Construction Drawings" means the final architectural plans and specifications, and engineering plans and specifications, for the real property improvements to be constructed by Tenant in the Premises in sufficient detail to be submitted for governmental approvals and building permits and to serve as the detailed construction drawings and specifications for the contractor;

            1.4 "Tenant Improvements" means all real property improvements to be constructed by Tenant as shown on the Construction Drawings, as they may be modified as provided herein;

      2.    Development of Plans

            2.1 Approval of Architect and Contractor. Tenant's architect, contractor, major suppliers and major subcontractors shall each be subject to the reasonable approval of Landlord. Landlord may request information about these entities, including financial statements and a summary of representative projects. If Landlord does not approve the architect, contractor, any major subcontractor or major supplier, the parties shall negotiate in good faith to select another architect, contractor, subcontractor or materials supplier mutually acceptable to the parties. Landlord shall be entitled to withhold its approval of any entity or person, who, in Landlord's determination, is financially or otherwise professionally unqualified to design or construct the Tenant Improvements. Notwithstanding the foregoing, Landlord's approval of any architect, contractor, subcontractor or materials supplier shall not constitute Landlord's representation or warranty that any such architect, contractor, subcontractor or supplier is in fact qualified to perform the Tenant Improvements.

            2.2 Design Documents. Prior to Tenant's commencement of the construction of the Tenant Improvements, Tenant shall prepare the Design Documents and deliver them to Landlord. Within five (5) business days following delivery of the Design Documents, Landlord shall approve the Design Documents or deliver to Tenant written notice of their disapproval which shall specify the changes that must be made to the Design Documents as a condition of Landlord's approval. Within five (5) business days following receipt of Landlord's notice of disapproval, Tenant shall deliver a revised set of Design Documents to Landlord which shall incorporate the changes specified in Landlord's notice of disapproval.

            2.3 Construction Drawings. As soon as the Design Documents are approved by Landlord, Tenant shall prepare the Construction Drawings that are consistent with and logical evolutions of the Design Documents and the Schedule of Values. The Construction Drawings and Schedule of Values shall be delivered to Landlord for approval. If Landlord does not approve the Construction Drawings and/or the Schedule of Values, Landlord shall deliver to Tenant, as soon as reasonably possible but within five (5) business days following receipt thereof, written notice of such disapproval. The notice shall specify the changes that must be made to the Construction Drawings and/or the Schedule of Values as a condition for obtaining Landlord's approval. Within five (5) business days following receipt of Landlord's notice of disapproval, Tenant shall deliver a revised set of Construction Drawings and/or Schedule of Values to Landlord, which incorporate the changes specified in Landlord's notice of disapproval. Landlord and Tenant shall each sign a copy of the approved Construction Drawings and Schedule of Values.

            2.4 Landlord's Approval. If the Construction Drawings conform to the Design Documents and this Workletter, Landlord's approval shall not be unreasonably withheld. If the Construction Drawings show work requiring a modification or change to the shell of the Building, Landlord shall not be deemed unreasonable if Landlord disapproves such Construction Drawings or if Landlord conditions its consent to such Construction Drawings upon Tenant's paying to Landlord, prior to the commencement of construction, the full cost of modifying or changing the shell of the Building. Landlord may, at Landlord's option, have the Design Documents or the Construction Drawings reviewed by Landlord's architect, engineer and/or construction manager; provided, however, that any such review shall be performed within the time periods set forth above for Landlord's review of the Design Documents and the Construction Drawings. Tenant shall reimburse the cost of any such review to Landlord within ten (10) days following demand therefor by Landlord. In no event shall the approval by Landlord (or Landlord's architect, engineer or construction manager) of the Design Documents or the Construction Drawings constitute a representation or warranty by Landlord (or Landlord's architect, engineer or construction manager) of: (i) their accuracy, sufficiency or completeness for their intended purpose;
(ii) the absence of design defects or construction flaws; or (iii) their compliance with applicable laws. Tenant agrees that Landlord (and Landlord's architect, engineer and construction manager) shall incur no liability by reason of its approval or disapproval of any item.

            2.5 Compliance with Laws. Tenant covenants, agrees, represents and warrants that the Design Documents and Construction Drawings (i) shall be in a form satisfactory for filing with appropriate governmental authorities and (ii) shall conform to all applicable codes, rules, regulations and ordinances of all governing authorities, including all building codes and the ADA.

            2.6 Changes. No changes shall be made to the Design Documents or the Construction Drawings without the prior written consent of Landlord. All change orders requested by Tenant shall be made in writing and shall specify any added or reduced cost resulting therefrom. Any change proposed by Tenant shall be approved or disapproved by Landlord within five (5) business days following Landlord's receipt of detailed information pertaining to the proposed change. Landlord's failure to approve any proposed change within five (5) business days shall be deemed Landlord's disapproval thereof.

      3.    Construction of Tenant Improvements

            3.1 Permits and Approvals. Tenant shall submit the Construction Drawings to all appropriate governmental agencies for approval and shall not commence construction or installation of the Tenant Improvements unless and until Tenant has obtained all necessary permits and approvals and has delivered copies of these documents to Landlord.

            3.2 Construction Documents. Prior to the commencement of construction and installation of the Tenant Improvements, Tenant shall submit to Landlord, for Landlord's approval, the Construction Documents. Within five (5) business days following the delivery of all of the Construction Documents, Landlord shall approve such information or deliver to Tenant written notice of disapproval of all or any information contained therein. If Landlord does not approve the proposed construction contract, proposed form of subcontractor agreement or the proposed architect's contract for the Tenant Improvements, Landlord's notice shall specify the changes that must be made to these agreements as a condition of Landlord's approval. Within five (5) business days following receipt of Landlord's notice of disapproval, Tenant shall deliver to Landlord revised copies of the proposed architect's and/or contractor's agreements and/or subcontractor's agreements which incorporate the specified changes. Following approval of the Construction Documents by Landlord, Tenant shall not materially amend, materially modify or terminate any of the Construction Documents without Landlord's prior written approval.

            3.3 Commencement and Completion of Construction. Following Tenant's satisfaction of all of the requirements of Section 2 above and this Section 3, Tenant shall commence construction and installation of the Tenant Improvements in accordance with the Construction Drawings and shall pursue the same diligently to completion. Tenant covenants to give Landlord at least ten (10) days' prior written notice of its commencement of construction or delivery of materials to the Premises to enable Landlord to post a notice of nonresponsibility respecting the Tenant Improvements.

            3.4 Building Systems. In no event shall Tenant interfere with the provision of heating, plumbing, electrical or mechanical system services to the Building, make any structural changes to the Building, make any changes to the heating, plumbing, electrical or mechanical systems of the Building, or make any changes to the Premises which would weaken or impair the structural integrity of the Building, alter the aesthetic appearance of the Building exterior, or which would affect any warranties applicable to the Building or any improvements constructed or installed by Landlord therein, without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion. If Tenant performs works that pertains to the structure of the building or the building's systems, Landlord may require Tenant to engage Landlord's structural engineer to design, supervise and monitor any construction work affecting either the Building systems or the structure of the Building.

            3.5 Inspections. Landlord and its officers, agents or employees shall have the right at all reasonable times to enter upon the Premises and inspect the Tenant Improvements and to determine that the same are in conformity with the Construction Drawings and all of the requirements of this Workletter. Tenant acknowledges, however, that Landlord is under no obligation to supervise, inspect or inform Tenant of the progress of construction and Tenant agrees that it shall not rely upon Landlord to perform any of these activities. Neither the inspection rights granted to Landlord in this Workletter, nor the making of such inspections by Landlord, shall operate as a waiver of any rights of Landlord to require that the construction and installation of the Tenant Improvements conform with this Workletter, the Construction Drawings and all requirements of applicable law.

            3.6 Walk-Through of Tenant Improvements. Within two (2) business days following the completion of the Tenant Improvements, Tenant shall notify Landlord and shall provide Landlord an opportunity to inspect the Tenant Improvements. Within ten (10) business days following Tenant's notice, Landlord (or its representative) shall walk-through and inspect Tenant's work on the Tenant Improvements and shall either approve Tenant's work or advise Tenant in writing of any defects or uncompleted items. Tenant shall promptly repair such defects or uncompleted items to Landlord's reasonable satisfaction. Landlord's approval of the Tenant Improvements, or Landlord's failure to advise Tenant of any defects or uncompleted items in the Tenant Improvements, shall not relieve Tenant of responsibility for constructing and installing the Tenant Improvements in accordance with the Construction Drawings, this Workletter and all applicable laws.

            3.7 Final Documents. Following completion of the Tenant Improvements, Tenant shall (a) obtain and deliver to Landlord a copy of the certificate of occupancy for the Tenant Improvements from the governmental agency having jurisdiction thereof; (b) promptly cause a notice of completion to be validly recorded for the Tenant Improvements; (c) furnish Landlord with unconditional waivers of lien in statutory form from all parties performing labor and/or supplying equipment and/or materials in connection with the Tenant Improvements, including Tenant's architect(s); (d) deliver to Landlord a certificate of Tenant's architect(s) certifying completion of the Tenant Improvements in substantial accordance with the Construction Drawings; (e) deliver to Landlord a certificate of Tenant's contractor(s) certifying completion of the Tenant Improvements in substantial accordance with the Construction Drawings; (f) deliver to Landlord a full set of reproducible as-built drawings (signed and dated by the contractor and each responsible subcontractor) for the Tenant Improvements; and (g) Tenant shall deliver to Landlord copies of all written construction and equipment warranties and manuals related to the Tenant Improvements.

      4.    Payment of Costs of Tenant Improvements.

            4.1 Tenant's Cost. Any cost incurred in the design or construction of the Tenant Improvements shall be borne by Tenant in accordance with the terms and conditions set forth below. The costs of the Tenant Improvements shall include the following items:

                  (a) The costs of the architect, contractor, suppliers and subcontractors and any other consultants retained by Tenant in connection with the preparation of Design Documents and Constructions Drawings, including, engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

                  (b) All costs of obtaining from the City of Emeryville and any other governmental authority, approvals, building permits and occupancy permits, if any;

                  (c) Except for the initial space plan which is prepared at Landlord's expense, all costs of space planning, preliminary floor plans and construction drawings, including as-built drawings;

                  (d) All costs of procuring, installing and constructing the Tenant Improvements, including the cost of any services or utilities made available by Landlord;

                  (e) All costs of designing, procuring, constructing and installing Tenant Improvements in compliance with all applicable laws, including with all building codes and the ADA; and,

                  (f) All fees payable to Landlord's architectural or engineering firm if they are required to review, monitor or design any portion of the Tenant Improvements; and

                  (g) Cabling, furniture and signage costs, including design installation and permits.

      5.    General Requirements for Construction.

            5.1 Tenant's Obligation to Construct. Tenant shall construct and install the Tenant Improvements in a good and workmanlike manner in accordance with the Construction Drawings, this Workletter and all applicable laws. Tenant shall be solely responsible for the payment of all cost and expenses related to the construction and installation of the Tenant Improvements, subject to reimbursement by Landlord as provided for in this Workletter.

            5.2 Tenant's Access to the Premises. Tenant shall coordinate with the Building's project manager for access to the Premises and the scheduling of construction work. Tenant shall exercise due diligence and best efforts to ensure that Tenant's construction and installation of the Tenant Improvements does not unreasonably interfere with the use and enjoyment of other tenants of the Building or the Project. Landlord shall use commercially reasonable efforts to accommodate Tenant's scheduling of deliveries and construction activities.

            5.3 Coordination of Construction Activities. If any shutdown of plumbing, electrical or air conditioning equipment of the Building becomes necessary during the course of construction of the Tenant Improvements, Tenant shall notify Landlord and Landlord and Tenant shall agree upon when, and upon what conditions, such shutdown may be made in order to cause the least disruption to other tenants in the Building. Any damage to the Building or the Project caused by Tenant or its contractor or subcontractors in connection with the construction of the Tenant Improvements shall be immediately repaired at Tenant's sole cost and expense.

            5.4 Protection against Lien Claims. Tenant agrees to fully pay and discharge all claims for labor done and materials and services furnished in connection with the construction of the Tenant Improvements, to diligently file or procure the filing of a valid notice of completion within ten (10) days following completion of construction of the Tenant Improvements, to diligently file or procure the filing of a notice of cessation upon any cessation of labor on the Tenant Improvements for a continuous period of thirty (30) days or more, and to take all reasonable steps to forestall the assertion of claims of lien against the Premises, the Building or the Project. Upon the request of Landlord, Tenant shall provide Landlord with satisfactory evidence of the release or removal (including removal by appropriate surety bond) of all liens recorded against the Premises, the Project, or any portion thereof, and all stop notices received by Tenant.

            5.5 Indemnification. Tenant shall, at Tenant's sole cost and expense, defend, indemnify, save and hold Landlord harmless from and against any and all claims, liabilities, demands, losses, expenses, damages or causes of actions (whether legal or equitable in nature) asserted by any person, firm, corporation, governmental body or agency or entity arising out of the construction of the Tenant Improvements. Tenant shall pay to Landlord upon demand all claims, judgments, damages, losses or expenses (including attorneys' fees) incurred by Landlord as a result of any legal action arising out of the construction of the Tenant Improvements. This indemnification shall be in addition to the insurance requirements set forth in the Lease and this Workletter and the obligations hereunder shall survive the expiration or termination of the Lease.

      6.    Insurance.

            6.1 Tenant's Required Insurance Coverage. At least five (5) days prior to the date Tenant commences construction of the Tenant Improvements, Tenant shall submit to Landlord evidence of (i) the insurance coverage required under Article 16 of the Lease; and (ii) broad form "Builder's Risk" property damage insurance with limits of not less than one hundred percent (100%) of the estimated value of the Tenant Improvements. All such policies shall provide that thirty (30) days' written notice must be given to Landlord prior to termination or cancellation. The insurance policies shall name Landlord and Landlord's property manager as additional insureds and shall provide that Landlord, although an additional insured, may recover for any loss suffered by Landlord or Landlord's agents by reason of the negligence of Tenant or Tenant's contractors, subcontractors and/or employees.

            6.2 Other Insurance Coverage. At least five (5) business days prior to the date Tenant commences construction of the Tenant Improvements, Tenant shall deliver to Landlord certificates of insurance from the carrier(s) providing insurance to Tenant's contractor and Tenant's architect evidencing the following types of coverage in such amounts as are reasonably determined by Landlord to be necessary for the construction of the Tenant Improvements: (i) professional liability insurance; (ii) commercial general liability insurance;
(iii) business automobile liability insurance; (iv) workers' compensation insurance; and (v) umbrella liability insurance. The insurance specified in (i),
(ii), (iii) and (v) above shall name Landlord and Landlord's property manager as additional insureds, and all such policies shall provide that thirty (30) days' written notice must be given to Landlord prior to termination or cancellation.

            6.3 Waivers of Claims against Landlord.Tenant waives, and Tenant shall use best efforts to cause each of its architects, contractors, suppliers and subcontractors to waive, all rights to recover against Landlord and its agents, contractors and employees for any loss or damage arising from a cause covered by insurance required to be carried by Tenant hereunder and shall cause each respective insurer to waive all rights of subrogation against Landlord and its agents, contractors and employees in connection therewith to the same extent.

      7.    Default and Remedies.

            7.1 Defaults. Each of the following events shall constitute an event of default ("Default") under this Workletter:

                  (a) Failure by Tenant to commence and/or complete construction and installation of the Tenant Improvements in accordance with the terms and conditions set forth in this Workletter or the failure by Tenant to comply with any of the covenants, provisions or conditions of this Workletter;

                  (b) Deviations in construction from the Construction Drawings (as determined by Landlord or its representative) without the approval of Landlord, the appearance of defective workmanship or materials in the construction of the Tenant Improvements which are not corrected by Tenant within thirty (30) days after notice from Landlord (or if the defect is such that it cannot reasonably be corrected within said thirty (30) day period, the correction of such defect is not initiated by Tenant within said thirty (30) day period and thereafter prosecuted diligently to completion).

            7.2 Remedies. A Default by Tenant under this Workletter shall be a default under the Lease and shall entitle Landlord to exercise all remedies set forth in the Lease. Where substantial deviations from the Construction Drawings have occurred which have not been approved by Landlord, or defective or unworkmanlike labor or materials are being used in construction of the Tenant Improvements, Landlord shall have the right to demand that such labor or materials be corrected, and if the same are not so corrected, shall have the right to immediately order the stoppage of all construction until such condition is corrected, until the defective work is corrected to Landlord's satisfaction.

      8. Force and Effect. The terms and conditions of this Workletter supplement the Lease and shall be construed to be a part of the Lease and are incorporated in the Lease. Without limiting the generality of the foregoing, any default by any party hereunder shall have the same force and effect as a default under the Lease. Should any inconsistency arise between this Workletter and the Lease as to the specific matters that are the subject of this Workletter, the terms and conditions of this Workletter shall control.

                                    EXHIBIT C

                       ENVIRONMENTAL RULES AND REGULATIONS

                   BUILDING RULES & REGULATIONS - LAB TENANTS

1. Any laboratory equipment (glass and cage washers, sterilizers, centrifuges, etc.) being used during normal business hours must be properly insulated for noise to prevent interruption of other tenants' business. Landlord reserves the right to request all equipment be insulated prior to occupancy. Should other tenants complain of noise, lab tenant will be responsible for abating any noise issues, at their sole cost.

2. Any damages to property due to leaks from lab equipment will be the sole responsibility of the Tenant. Should damage occur in other Tenant spaces, any and all damages and clean up will be the responsibility of equipment owner (lab tenant).

3. Animal activities are a recognized and necessary process in the biotech industry. It can only be conducted by lab tenants pursuant to all the requirements of their respective lease (including the "Use" clause) and requires specific, written approval by Landlord in advance. We also expect any animal operations to be conducted pursuant to all regulations, standards and best industry practices relating to them.

4. EmeryStation Campus is a mixed-use facility and lab tenants share space with office tenants. To reduce the potential interaction with office tenants and their employees and visitors with any biotech animal operations; animal testing performed; deliveries of animals and any equipment, foods, cleaners, etc. associated with animal activities must be coordinated through the Loading Dock after hours and with the cooperation of the building management and security personnel. Tenant should make every effort to handle any deliveries relating to animal activities outside of Building Standard Hours. The freight elevator must be used at all times, and delivery trucks should not be visible to the other tenants in the campus area. No cartons, containers or cardboard boxes bearing the nature of contents may be stored or left in common area spaces, to include any garage/freight areas. Feed bags, animal carriers, and any and all containers must be disposed of properly and with discretion.

5. All exterior signage relating to laboratory operations (i.e. visible to common areas including corridors) must be kept to the minimum required by law. All signs must have Landlord's approval prior to installation.

                                    EXHIBIT D

                              RULES AND REGULATIONS

      1. No sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises and if the Premises are situated on the ground floor of the Project, Tenant shall further, at Tenant's own expense, keep the sidewalks and curb directly in front of the Premises clean and free from rubbish.

      2. No awning or other projection shall be attached to the outside walls or windows of the Project without the prior written consent of Landlord. No curtains, blinds, shades, drapes or screens shall be attached to or hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, drapes, screens and other fixtures must be of a quality, type, design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord. All lighting fixtures hung in offices or spaces along the perimeter of the Premises must be of a quality, type, design, bulb color, size and general appearance approved by Landlord.

      3. No sign, advertisement, notice, lettering, decoration or other thing shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Premises or of the Project, without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

      4. The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the halls, passageways or other public places in the Project shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills or in the public portions of the Project.

      5. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Project, nor placed in public portions thereof without the prior written consent of Landlord.

      6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant to the extent that Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees shall have caused the same.

      7. Tenant shall not mark, paint, drill into or in any way deface any part of the Premises or the Project. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

      8. No animal or bird of any kind shall be brought into or kept in or about the Premises or the Project, except seeing-eye dogs or other seeing-eye animals and laboratory animals used by Tenant which are approved by Landlord.

      9. Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights.

      10. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Project, or neighboring buildings or premises, or those having business with them. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

      11. Neither Tenant nor any of Tenant's agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance without Landlord's prior written consent, which consent Landlord shall not unreasonably withhold; provided that Landlord's consent shall not be required for the use or handling of solvents, alcohol, paints, and similar materials.

      12. No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

      13. All removals, or the carrying in or out of any safes, freight, furniture, construction material, bulky matter or heavy equipment of any description must take place during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon two-inch thick plank strips to distribute the weight. The moving of safes, freight, furniture, fixtures, bulky matter or heavy equipment of any kind must be made upon previous notice to the Building Manager and in a manner and at times prescribed by him, and the persons employed by Tenant for such work are subject to Landlord's prior approval. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Project and to exclude from the Project all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

      14. Tenant shall not purchase spring water, towels, janitorial or maintenance or other like service from any company or persons not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with security and proper operation of the Project.

      15. Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Project which, in Landlord's opinion, tends to impair the reputation of the Project or its desirability as a first class building for offices and/or commercial services and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

      16. Landlord reserves the right to exclude from the Project between the hours of 6:00 p.m. and 8:00 a.m. Monday through Friday, after 1:00 p.m. on Saturdays and at all hours Sundays and legal holidays, all persons who do not present a pass to the Project issued by Landlord. Landlord may furnish passes to Tenant so that Tenant may validate and issue same. Tenant shall safeguard said passes and shall be responsible for all acts of persons in or about the Project who possess a pass issued to Tenant.

      17. Tenant's contractors shall, while in the Premises or elsewhere in the Project, be subject to and under the control and direction of the Building Manager (but not as agent or servant of said Building Manager or of Landlord).

      18. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees,

Tenant shall forthwith at Tenant's expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

      19. The requirements of Tenant will be attended to only upon application at the office of the Project. Project personnel shall not perform any work or do anything outside of their regular duties unless under special instructions from the office of the Landlord.

      20. Canvassing, soliciting and peddling in the Project are prohibited and Tenant shall cooperate to prevent the same.

      21. No water cooler or air conditioning unit or system shall be installed or used by Tenant without the written consent of Landlord.

      22. There shall not be used in any premises, or in the public halls, plaza areas, lobbies, or elsewhere in the Project, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks or dollies, except those equipped with rubber tires and sideguards.

      23. Tenant, Tenant's agents, servants, employees, contractors, licensees, or visitors shall not park any vehicles in any driveways, service entrances, or areas posted "No Parking" and shall comply with any other parking restrictions imposed by Landlord from time to time.

      24. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises.

      25. Tenant shall not use the name of the Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor shall Tenant use any picture of the Project in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

      26. Tenant shall not prepare any food nor do any cooking, operate or conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, except that food and beverage preparation by Tenant's employees using microwave ovens or coffee makers shall be permitted provided no odors of cooking or other processes emanate from the Premises. Tenant shall not install or permit the installation or use of any vending machine or permit the delivery of any food or beverage to the Premises except by such persons and in such manner as are approved in advance in writing by Landlord.

      27. The Premises shall not be used as an employment agency, a public stenographer or typist, a labor union office, a physician's or dentist's office, a dance or music studio, a school, a beauty salon, or barber shop, the business of photographic, multilith or multigraph reproductions or offset printing (not precluding using any part of the Premises for photographic, multilith or multigraph reproductions solely in connection with Tenant's own business and/or activities), a restaurant or bar, an establishment for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods, an establishment for preparing, dispensing or consumption of food or beverages of any kind in any manner whatsoever, or news or cigar stand, or a radio, television or recording studio, theatre or exhibition hall, or manufacturing, or the storage or sale of merchandise, goods, services or property of any kind at wholesale, retail or auction, or for lodging, sleeping or for any immoral purposes.

      28. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not install any machine or equipment which causes noise, heat, cold or vibration to be transmitted to the structure of the building in which the Premises are located without Landlord's prior written consent, which consent may be conditioned on such terms as Landlord may require. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot that such floor was designed to carry and which is allowed by Law.

      29. Tenant shall not bring any Hazardous Materials onto the Premises except for those that are in general commercial use and are incidental to Tenant's business office operations and only in quantities suitable for immediate use without Landlord's prior written consent, which consent Landlord shall not unreasonably withhold.

      30. Tenant shall not store any vehicle within the parking area. Tenant's parking rights are limited to the use of parking spaces for short-term parking, of up to twenty-four (24) hours, of vehicles utilized in the normal and regular daily travel to and from the Project. Tenants who wish to park a vehicle for longer than a 24-hour period shall notify the Building Manager for the Project and consent to such long-term parking may be granted for periods up to two (2) weeks. Any motor vehicles parked without the prior written consent of the Building Manager for the Project for longer than a 24-hour period shall be deemed stored in violation of this rule and regulation and shall be towed away and stored at the owner's expense or disposed of as provided by Law.

      31. Smoking is prohibited in the Premises, the Building and all enclosed Common Areas of the Project, including all lobbies, all hallways, all elevators and all lavatories.